As filed with the Securities and Exchange Commission on March 15, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CNH Industrial N.V.

(Exact Name of Registrant as Specified in Its Charter)

The Netherlands	98-1125413
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

25 St. James’s Street

London, SW1A 1HA

United Kingdom

+44-207-7660-346

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Michael P. Going

c/o CNH Industrial America LLC

6900 Veterans Blvd.

Burr Ridge, IL 60527

(630) 887-3766

(Name, Address, Telephone Number of Agent for Service)

CNH Industrial Capital LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	39-1937630
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

CNH Industrial Capital LLC

5729 Washington Avenue

Racine, WI 53406

(262) 636-6011

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Eric N. Mathison

CNH Industrial Capital LLC

5729 Washington Avenue

Racine, WI 53406

(262) 636-6431

(Name, Address, Telephone Number of Agent for Service)

Please send copies of all communications to:

Scott D. Miller

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

Approximate date of commencement of proposed sale to the public: Immediately or from time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
CNH Industrial N.V.:	(1)
Debt Securities
CNH Industrial Capital LLC:
Debt Securities
Guarantees of the Debt Securities of CNH Industrial Capital LLC (2)
Total Registration Fee

(1)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. The Registrants are relying on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, in connection with this registration statement, and in accordance therewith, are deferring payment of all of the registration fee.

(2)

Each subsidiary that is named on the Table of Subsidiary Guarantor Registrants may unconditionally guarantee the debt securities of CNH Industrial Capital LLC registered hereby. No separate consideration will be received for the guarantees of the debt securities, and pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate registration fee is required with respect to such guarantees.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

The following are co-registrants that may guarantee the debt securities of CNH Industrial Capital LLC:

Exact Name of Guarantor	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address and Telephone Number of Registrant’s Principal Executive Offices
CNH Industrial Capital America LLC*	Delaware	76-0394710	5729 Washington Avenue Racine, WI 53406 (262) 636-6011

New Holland Credit Company, LLC*	Delaware	23-2844171	120 Brubaker Avenue New Holland, PA 17557 (262) 636-6011

*	Name, Address and Telephone Number of Agent for Service is Eric N. Mathison, CNH Industrial Capital LLC, 5729 Washington Avenue, Racine, WI 53406, (262) 636-6431.

EXPLANATORY NOTE

This registration statement contains two separate prospectuses:

(1)	The first prospectus relates to the debt securities of CNH Industrial N.V. registered pursuant to this registration statement, and

(2)	The second prospectus relates to the debt securities of CNH Industrial Capital LLC and related guarantees registered pursuant to this registration statement.

Each offering made under this registration statement will be made pursuant to one of these two prospectuses, with specific terms of the securities offered thereby set forth in an accompanying prospectus supplement.

PROSPECTUS

CNH Industrial N.V.

Debt Securities

CNH Industrial N.V. may offer and sell debt securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus.

You should read this prospectus, the supplements to this prospectus and any incorporated documents carefully before you invest in any of the debt securities. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

CNH Industrial N.V. may offer and sell these securities through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis. The accompanying prospectus supplement will set forth information regarding the underwriters, dealers or agents involved in the sale of the debt securities for which this prospectus is being delivered. See “Plan of Distribution” for possible indemnification arrangements for underwriters, agents and their controlling persons.

We list our common stock on the New York Stock Exchange under the symbol “CNHI” and on the Mercato Telematico Azionario, organized and managed by Borsa Italiana S.p.A. under the symbol “CNHI.MI”.

Investing in the debt securities involves certain risks. See “Risk Factors” referred to on page 1 and the information incorporated by reference in this prospectus and the accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 15, 2019.

Unless otherwise indicated or the context otherwise requires, as used in this prospectus, (1) the terms “the Company,” “we,” and “our,” refer to CNH Industrial N.V. together with its consolidated subsidiaries and (2) the term “CNH Industrial” refers to CNH Industrial N.V. (excluding its consolidated subsidiaries).

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 1 of this prospectus.

CNH Industrial is responsible only for the information contained in this prospectus, any prospectus supplement, any related free writing prospectus issued or authorized by CNH Industrial and the documents incorporated by reference in this prospectus or any prospectus supplement. CNH Industrial has not authorized anyone to provide you with any other information, and CNH Industrial takes no responsibility for any other information that others may give you. CNH Industrial is offering to sell the securities only under the circumstances and in jurisdictions where offers and sales are permitted. The information contained in this prospectus, any prospectus supplement and in the documents incorporated herein or therein by reference is accurate only as of the date of those respective documents, regardless of the time of delivery of those documents or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since the date of those respective documents.

Currency amounts in this prospectus are stated in United States dollars, unless indicated otherwise.

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RISK FACTORS

Investing in the securities to be offered by this prospectus and any applicable prospectus supplement involves risk. Before investing in any securities offered hereby, you should consider carefully each of the risk factors set forth in the applicable prospectus supplement and any applicable free writing prospectus, if any, and the documents incorporated by reference herein and therein (see “Where You Can Find More Information” in this prospectus below). Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

All statements other than statements of historical fact contained in this prospectus, including statements regarding, our competitive strengths; business strategy; future financial position or operating results; budgets; projections with respect to revenue, income, earnings (or loss) per share, capital expenditures, dividends, capital structure or other financial items; costs; and plans and objectives of management regarding operations and products, are forward-looking statements. These statements may include terminology such as “may,” “will,” “expect,” “could,” “should,” “intend,” “estimate,” “anticipate,” “believe,” “outlook,” “continue,” “remain,” “on track,” “design,” “target,” “objective,” “goal,” “forecast,” “projection,” “prospects,” “plan,” or similar terminology. Forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict. If any of these risks and uncertainties materialize or other assumptions underlying any of the forward-looking statements prove to be incorrect the actual results or developments may differ materially from any future results or developments expressed or implied by the forward-looking statements.

Factors, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others: the many interrelated factors that affect consumer confidence and worldwide demand for capital goods and capital goods-related products; general economic conditions in each of our markets; changes in government policies regarding banking, monetary and fiscal policy; legislation, particularly relating to capital goods-related issues such as agriculture, the environment, debt relief and subsidy program policies, trade and commerce and infrastructure development; government policies on international trade and investment, including sanctions, import quotas, capital controls and tariffs; actions of competitors in the various industries in which we compete; development and use of new technologies and technological difficulties; the interpretation of, or adoption of new, compliance requirements with respect to engine emissions, safety or other aspects of our products; production difficulties, including capacity and supply constraints and excess inventory levels; labor relations; interest rates and currency exchange rates; inflation and deflation; energy prices; prices for agricultural commodities; housing starts and other construction activity; our ability to obtain financing or to refinance existing debt; a decline in the price of used vehicles; the resolution of pending litigation and investigations on a wide range of topics, including dealer and supplier litigation, follow-on private litigation in various jurisdictions after the settlement of the EU antitrust investigation announced on July 19, 2016, intellectual property rights disputes, product warranty and defective product claims, and emissions and/or fuel economy regulatory and contractual issues; the Company’s pension plans and other post-employment obligations; political and civil unrest; volatility and deterioration of capital and financial markets, including possible effects of “Brexit”, terror attacks in Europe and elsewhere, and other similar risks and uncertainties and our success in managing the risks involved in the foregoing.

Forward-looking statements are based upon assumptions relating to the factors described in this prospectus, which are sometimes based upon estimates and data received from third parties. Such estimates and data are often revised. Our actual results could differ materially from those anticipated in such forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update or revise publicly our forward-looking statements.

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WHERE YOU CAN FIND MORE INFORMATION

CNH Industrial is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and files reports, including annual reports on Form 20-F, and furnishes reports on Form 6-K and other information with or to the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. The SEC maintains an Internet site at http://www.sec.gov that contains reports, information statements, and other information regarding issuers that file electronically with the SEC, from which the public may obtain any materials the company files with the SEC.

CNH Industrial has filed with the SEC a registration statement on Form F-3 relating to the securities. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s internet site referred to above.

The SEC allows CNH Industrial to “incorporate by reference” the information CNH Industrial files with the SEC (other than information that is deemed “furnished” to the SEC), which means that CNH Industrial can disclose important information to you by referring to those documents, and later information that CNH Industrial files with the SEC will automatically update and supersede that information as well as the information contained in this prospectus. CNH Industrial incorporates by reference its Annual Report on Form 20-F for the year ended December 31, 2018 filed on March 1, 2019 (File No. 001-36085).

All documents filed by CNH Industrial with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (except for information in these documents or filings that is deemed “furnished” to the SEC) and, to the extent designated therein, reports on Form 6-K that we furnish to the SEC after the date of this prospectus and prior to the termination of the offering contemplated in this prospectus shall be incorporated by reference in this prospectus and be a part hereof from the date of filing or furnishing of such documents. CNH Industrial will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from CNH Industrial N.V., 25 St. James’s Street, London, SW1A 1HA, United Kingdom, Attention: Corporate Secretary, Telephone +44-207-7660-346, or you may obtain them from CNH Industrial’s corporate website at www.cnhindustrial.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on CNH Industrial’s website or that can be accessed through its website does not constitute a part of this prospectus. CNH Industrial has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

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ABOUT CNH INDUSTRIAL N.V.

CNH Industrial is a leading global capital goods company engaged in the design, production, marketing, sale and financing of agricultural and construction equipment, trucks, commercial vehicles, buses and specialty vehicles for firefighting, defense and other uses, as well as engines, transmissions and axles for those vehicles and engines for marine and power generation applications. We have industrial and financial services companies located in 44 countries and a commercial presence in approximately 180 countries. CNH Industrial is incorporated in, and under the laws of, the Netherlands, with its principal executive office at 25 St. James’s Street, London, SW1A 1HA, United Kingdom (telephone number: +44-207-7660-346).

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, CNH Industrial intends to add the net proceeds from the sale of any securities to its general funds and to use them for working capital and other general corporate purposes.

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SELECTED FINANCIAL DATA

The following selected consolidated financial data as of December 31, 2018 and 2017, and for each of the three years ended December 31, 2018, 2017 and 2016, have been derived from and should be read in conjunction with our audited, consolidated financial statements included in “Item 18. Financial Statements” in our annual report on Form 20-F for the year ended December 31, 2018, which is incorporated by reference into this prospectus. These consolidated financial statements are prepared in accordance with U.S. GAAP. This data should also be read in conjunction with “Item 5. Operating and Financial Review and Prospects” in our annual report on Form 20-F for the year ended December 31, 2018, which is incorporated by reference into this prospectus.

	For the Years Ended December 31,
	2018	2017(1)	2016(1)
	(in millions)
Consolidated Statement of Operations Data:
Revenues:
Net sales	$27,831	$25,769	$23,216
Finance and interest income	$1,875	$1,932	$1,879

Total revenues	$29,706	$27,701	$25,095

Net income (loss)	$1,099	$290	$(261)

Net income (loss) attributable to CNH Industrial N.V.	$1,068	$272	$(264)

Earnings (loss) per share attributable to CNH Industrial N.V.:
Basic earnings per common share	$0.79	$0.20	$(0.19)

Diluted earnings per common share	$0.78	$0.20	$(0.19)

Cash dividends declared per common share(2)	$0.173	$0.118	$0.148

	As of December 31,
	2018	2017(1)
	(in millions, except per share data)
Consolidated Balance Sheet Data:
Total assets	$46,100	$48,298

Share capital	$25	$25

Common shares outstanding	1,354	1,364

Special voting shares outstanding	389	389

Equity	$5,068	$4,232

(1)

2017 and 2016 figures have been recast following the retrospective adoption on January 1, 2018 of the updated accounting standards for revenue recognition (ASC 606) and retirement benefit accounting (ASU 2017-07).

(2)

On March 1, 2019, the Board of Directors recommended to the Company’s shareholders a dividend of €0.18 per common share, totaling approximately €244 million (equivalent to approximately $277 million, translated at the exchange rate reported by the European Central Bank on February 27, 2019). The recommended dividend is subject to the approval of the Company’s shareholders at the Annual General Meeting of shareholders to be held on April 12, 2019. For 2018, CNH Industrial declared and paid a dividend of €0.14 per common share. For 2017, CNH Industrial declared and paid a dividend of €0.11 per common share. For 2016, CNH Industrial declared and paid a dividend of €0.13 per common share. The cash dividends for 2018, 2017 and 2016 were paid on May 2, 2018, May 2, 2017 and May 3, 2016, respectively, and shareholders who held common shares on the record date traded on the NYSE received the dividend in U.S. dollars at the USD/EUR exchange rate reported by the European Central Bank on April 19, 2018 ($0.1722), April 20, 2017 ($0.1182) and April 21, 2016 ($0.1476), respectively.

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DESCRIPTION OF DEBT SECURITIES

Please note that in this section entitled “Description of Debt Securities,” references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

The following description summarizes the material provisions of the indenture and the debt securities to be issued under the indenture, respectively. This description is not complete and is subject to, and is qualified in its entirety by reference to, the indenture under which the debt securities are issued and the Trust Indenture Act of 1939, as amended, which we refer to as the TIA. You should read the Indenture (defined below) carefully for provisions that may be important to you.

The specific terms of any series of debt securities will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. The form of indenture has been filed as an exhibit to our SEC registration statement relating to this prospectus. References to the Indenture in this section mean the form of indenture filed as an exhibit to the registration statement of which this prospectus forms a part, such form of indenture having not been executed as of the date of this prospectus.

The definitions of most of the capitalized terms used in the following summaries are set forth below under “—Certain Definitions.” For purposes of this section, references to the Company refer only to CNH Industrial and not its Subsidiaries.

General

The debt securities will be issued under the Indenture described below (a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part), as it may be supplemented or amended from time to time, and will rank equally with all of our other senior unsecured and unsubordinated debt. Except as otherwise described in the applicable prospectus supplement, the debt securities will not be secured by any property or assets of ours or any of our subsidiaries. Thus, by owning a debt security, you will be an unsecured creditor of CNH Industrial.

The Indenture

The debt securities will be governed by a document called an indenture. The Indenture is a contract between us and a trustee. The trustee has two main roles:

(1)

The trustee can enforce your rights against us if we default on our obligations under the Indenture. There are some limitations on the extent to which the trustee acts on your behalf, which we describe below under “—Default, Remedies and Waiver of Default.”

(2)	The trustee performs administrative duties for us, such as sending interest payments and notices.

We May Issue Many Series of Debt Securities

We may issue as many distinct series of debt securities under the Indenture as we wish. We may issue the debt securities in one or more series with the same or various maturities, at par or a premium or with original issue discount. An original issue discount security means a debt security which provides for an amount less than the principal amount thereof to be due and payable upon any declaration of acceleration of the maturity of such debt security pursuant to the Indenture. For a discussion of acceleration, see “—Default, Remedies and Waiver of Default—Certain Remedies If an Event of Default Occurs.” The provisions of the Indenture will allow us not only to issue debt securities with terms different from those of debt securities previously issued under the Indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series.

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This section of the prospectus summarizes terms of the securities that will apply generally to all series, unless otherwise specified in the applicable prospectus supplement. We will describe most of the financial and other specific terms of a series, in the applicable prospectus supplement accompanying this prospectus. Those terms may vary from the terms described herein. As you read this section of the prospectus, please remember that the specific terms of your debt security will be described in an accompanying prospectus supplement relating to your debt security and, if applicable, modify or replace the general terms described in this section. If there are any differences between the accompanying prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

When we refer to a series of debt securities, we mean a series of debt securities issued under the Indenture. When we refer to the prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase.

Amounts That We May Issue

At or prior to the time of offering of our debt securities, we will appoint a trustee under the Indenture. We will identify that trustee in the applicable prospectus supplement. The Indenture provides that debt securities in separate series may be issued from time to time without limitation as to the principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We may issue debt securities and other securities up to the aggregate amount authorized by us for each series, at any time without your consent and without notifying you.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates will not be deemed to be outstanding for certain determinations under the Indenture.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal. A default refers to an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both with respect to which, would be, an event of default. We describe what constitutes an event of default in the section below titled, “—Default, Remedies and Waiver of Default”.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.

When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

This Section Is Only a Summary

The Indenture and any associated documents, including your debt security, contain the full legal text of the matters described in this section and the prospectus supplement. A form of the Indenture is filed with the SEC as an exhibit to the registration statement on Form F-3 of which this prospectus forms a part.

This section and the applicable prospectus supplement summarize the material terms of the Indenture and your debt security. They do not, however, describe every aspect of the Indenture and your debt security. The definitions of most of the capitalized terms used in this section are set forth below under “—Certain Definitions.”

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Currency of Debt Securities

Amounts that become due and payable on a debt security in cash will be payable in a currency, currencies or currency units specified in the accompanying prospectus supplement. We refer to this currency, currencies or currency units as a “specified currency.” The specified currency for a debt security will be U.S. dollars, unless the prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to us or the underwriters, agents or dealers that we name in the prospectus supplement, unless other arrangements have been made between you and us or you and such underwriters, agents or dealers. We will make payments on a debt security in the specified currency, except as described below under “—Payment Mechanics for Debt Securities.”

As of the date of this prospectus, a judgment for money in an action based on a security denominated in a foreign currency or currency unit in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

Form of Debt Securities

The form of the debt security will be specified in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which we describe below under “Legal Ownership and Book-Entry Issuance—What is a Global Security?,” which will be the holder of all the debt securities represented by that global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below in the section entitled “Legal Ownership and Book-Entry Issuance.”

In addition, we will issue each debt security in fully registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement.

Information in the Prospectus Supplement

A prospectus supplement will describe the specific terms of a particular series of debt securities, which will include some or all of the following:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities of the same series;

•

the person to whom any interest on any debt security of the series will be payable, if other than the person in whose name the debt security is registered at the close of business on the regular record date;

•	the stated maturity;

•

the specified currency, currencies or currency units for principal and interest, if not U.S. dollars, or if one or more currencies or currency units other than that or those in which such debt securities are stated to be payable;

•	the price at which we originally issue the debt securities, expressed as a percentage of the principal amount and the original issue date;

•	whether the debt securities are fixed-rate debt securities, floating-rate debt securities or indexed debt securities;

•	if the debt securities are fixed-rate debt securities, the annual rate at which the debt securities will bear interest, if any, and the interest payment dates;

•	the regular record date for any interest payable on any interest payment date;

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•	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable and the manner in which any payment may be made;

•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

•

if the debt securities are floating-rate debt securities, the interest rate benchmark; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;

•	any index, financial or economic measure, or formula used to determine the amount of payments of principal of and any premium and interest on the debt securities;

•

if the debt securities may be exchanged for our common stock or other securities, the terms on which the exchange may occur, including whether exchange is mandatory, at the option of the holder or at our option, the period during which exchange may occur, the initial exchange rate and the circumstances or manner in which the amount of common stock issuable upon exchange may be adjusted or calculated according to the market price of our common stock or such other securities;

•	if the debt securities are also original issue discount securities, the yield to maturity;

•	if other than the entire principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of the maturity of the debt securities;

•

if applicable, the circumstances under which the debt securities may be mandatorily redeemed by us, redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption date, redemption price(s) and redemption period(s);

•

if the principal amount of the debt securities which will be payable at the maturity of the debt securities will not be determinable as of any date before maturity, the amount which will be deemed to be the outstanding principal amount of the debt securities;

•	the applicability of any provisions described below under “—Legal Defeasance and Covenant Defeasance”;

•	if the debt securities will be issued in the form of global securities and the depositary for such global securities;

•	the applicability of any provisions described below under “—Default, Remedies and Waiver of Default”;

•	any covenants applicable to the debt securities;

•	the names and duties of any trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt securities;

•	the material federal income tax considerations applicable to the debt securities; and

•	any other terms of the debt securities, which could be different from those described in this prospectus.

Redemption and Repayment

Unless otherwise indicated in the applicable prospectus supplement, a debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay the debt securities. In addition, we will not be entitled to redeem a debt security before its stated maturity unless the applicable prospectus supplement specifies a redemption commencement date. You will not be entitled under the Indenture to require us to buy a debt security from you before its stated maturity unless the applicable prospectus supplement specifies one or more repayment dates.

If the applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If we redeem less than all of the debt securities of any series, and the debt securities are global securities, the particular debt securities to be redeemed will be selected by the depositary in accordance with the applicable procedures of the depositary. If the particular debt securities to be redeemed are not global securities, selection of the debt securities to be redeemed will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the debt securities are listed or, if the debt securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate; provided that no debt securities of a principal amount of $1,000 shall be redeemed in part.

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If the applicable prospectus supplement specifies a redemption commencement date, the debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem the debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which the debt security is redeemed.

If we exercise an option to redeem any debt security, we will give to the holder written notice of the principal amount of the debt security to be redeemed, except as otherwise described in the applicable prospectus supplement, not less than 30 days nor more than 60 days before the applicable redemption date. If the applicable prospectus supplement specifies a repayment date, the debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

We will generally be permitted to merge or consolidate with another entity. We will also be permitted to convey, transfer or lease all or substantially all of our assets to another entity. With regard to any series of debt securities, however, unless otherwise indicated in the applicable prospectus supplement, the Company shall not take any such actions unless all the following conditions, among other things, are met:

•

if the successor entity in the transaction is not the Company, the successor entity must expressly assume our obligations under the outstanding debt securities of that series and the Indenture with respect to that series;

•

the successor entity must be organized and existing under the laws of a member state of the Organisation for Economic Co-operation and Development, any State of the United States of America or the District of Columbia; and

•	immediately after giving effect to such transaction, no default or event of default under the debt securities of that series has occurred and is continuing.

As will be described in the applicable prospectus supplement, other than certain reorganization transactions, the conveyance, transfer or lease of all or substantially all of the properties or assets of one or more subsidiaries, the capital stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Upon such conveyance, transfer or lease and the assumption of our obligations as described above by our successor, we will be released from our obligations under the debt securities of such series and the Indenture with respect to such series. If the conditions described above are satisfied with respect to the debt securities of such series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to convey, transfer or lease our assets.

Legal Defeasance and Covenant Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under the Indenture with respect to the debt securities of a series. If we deposit with the trustee funds or government securities, or if so provided in the applicable prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of such series, which we refer to as legal defeasance; or

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•

we will be discharged from certain covenants we make in the Indenture for the benefit of such series and certain related events of default will no longer apply to us, which we refer to as covenant defeasance.

If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the Indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities, issue temporary securities, maintain paying agencies and hold moneys for payment in trust and certain other provisions. In case of covenant defeasance, our obligation to pay principal, premium and interest on such series of the debt securities will also survive.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize income, gain or loss for United States income tax purposes or to be taxed differently than in the absence of the deposit and related defeasance. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Payments for Consent

With regard to any series of debt securities, unless otherwise indicated in the applicable prospectus supplement, the Company will not, and will not cause or permit any subsidiary to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of debt securities of such series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture applicable to debt securities of such series unless such consideration is offered to be paid to all holders of debt securities of such series who so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

Reports to Holders

Unless otherwise provided in the applicable prospectus supplement, we will file with the trustee and the SEC, and transmit to holders, only such information, documents, and other reports, including financial information and statements and such summaries thereof, as may be required pursuant to the Indenture and the TIA at the times and in the manner provided pursuant to such.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.

Unless the applicable prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

(1)	we do not pay interest on debt securities of that series within 30 days of the due date;

(2)	we fail to pay the principal of any debt securities of that series when due at maturity, upon redemption or otherwise, and such default continues for a period of 14 days;

(3)

we fail to comply with any covenants contained in the Indenture for a period of 60 days after receiving notice, which notice must be sent by the trustee or the holders of at least 25% of the outstanding principal amount of the debt securities of that series (except in the case of a default with respect to the covenants on mergers and similar transactions described above under “—Mergers and Similar Transactions,” which will constitute an event of default in respect of the debt securities of that series with such notice requirement but without such passage of time requirement);

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(4)	we experience certain specified bankruptcy, insolvency or similar events; and

(5)	the occurrence of any other event of default described in the applicable prospectus supplement.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

Certain Remedies If an Event of Default Occurs.

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. This is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs due to certain specified bankruptcy, insolvency or similar events relating to the Company and is continuing with respect to the debt securities of that series, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may, subject to certain conditions, cancel the acceleration for the entire series. No such rescission shall affect any subsequent default or event of default or impair any right consequent thereto.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the Indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the trustee protection satisfactory to it from loss, liability or expense. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all outstanding debt securities of the relevant series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any right, trust or power conferred on the trustee with respect to that series.

Before a holder may take steps to enforce its rights or protect its interests relating to any debt security, all of the following must occur:

•	the holder must give the trustee written notice that an event of default has occurred with respect to the debt securities of the series, and the event of default must not have been cured or waived;

•

the holders of at least 25% in principal amount of all debt securities of the series must request in writing that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•	during those 60 days, the holders of a majority in principal amount of the debt securities of the series must not have given the trustee directions that are inconsistent with such request.

You will be entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Waiver of Default. The holders of a majority in principal amount of the outstanding debt securities of a series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on a debt security or a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series, however, without the approval of the particular holder of that debt security.

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Annual Information about Defaults to the Trustee. Every year we will furnish the trustee with a certificate indicating whether the signers thereof know of any default that occurred in the previous year.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity. Book-entry and other indirect owners are described below in the section entitled “Legal Ownership and Book-Entry Issuance.”

Changes to the Indenture Requiring Each Holder’s Approval

We, along with the trustee, may amend the Indenture or the debt securities with the written consent of the holders of at least a majority in principal amount of the debt securities then outstanding of each series affected by such amendment. However, without the consent of each holder affected thereby, an amendment or waiver may not:

•

reduce the percentage in principal amount of outstanding debt securities of a series whose holders must consent to an amendment or waiver, or consent to take any action under the Indenture or the debt securities of that series;

•	reduce the rate of, or extend the time for payment of, interest, on any debt security;

•	reduce the principal of, or change or the maturity of, any debt security;

•	change the currency of any payment on a debt security;

•

impair the right of any holder of a debt security to receive payment of principal of and interest on such holder’s debt security on or after the due dates thereof or to institute suit for the enforcement of any payment on or with respect to such holder’s debt security; or

•	change the ranking or priority of any debt security that would adversely affect the holders.

Changes to the Indenture Not Requiring Approval by Holders

Other types of changes will not require any approval by holders of the debt securities of an affected series. These changes include modifications or amendments for the following purposes:

•

to cure any ambiguity, defect or inconsistency; provided that such modification or amendment does not, in the opinion of the Company, adversely affect the rights of any holder of the debt securities of such series in any material respect;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to provide for the assumption by a successor entity of the obligations of the Company under the Indenture;

•	to comply with any requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

•	to make any change that would provide any additional benefit or rights to the holders;

•	to add to the covenants of the Company for the benefit of the holders of such series of debt securities, or to surrender any right or power herein conferred upon the Company for such series;

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•	to make any other change that in the opinion of the Company does not materially and adversely affect the rights of any holder under the Indenture in respect of debt securities of such series;

•

to add to, change or eliminate any of the provisions of the Indenture in respect of such series of the debt securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such prior debt security with respect to such provision or (B) shall become effective only when there is no such prior debt security outstanding;

•

to evidence and provide for the acceptance of appointment under the Indenture by a successor trustee with respect to the debt securities of such series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of the Indenture; or

•	to establish the form or terms of debt securities of such series as permitted by the Indenture.

Changes to the Indenture Requiring Majority Approval

Any other change to the Indenture and the debt securities issued under the Indenture will require the following approval:

•	If the change affects only the debt securities of a particular series, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of that series.

•

If the change affects the debt securities of more than one series of debt securities issued under the Indenture, it must be approved by the holders of a majority in principal amount of each series of outstanding debt securities affected by the change.

The same majority approval of the holders of a series of debt securities would be required for us to obtain a waiver of any of our covenants in the Indenture with respect to such series. Our covenants include the promises we make about mergers and similar transactions, which we describe above under “—Mergers and Similar Transactions.” If the requisite holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, will not be permitted to approve a waiver of any provision in a particular debt security, or in the Indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above under “—Changes to the Indenture Requiring Each Holder’s Approval.”

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Indenture or any debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under the Indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible. Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding”:

•	if it has been surrendered for cancellation or cancelled;

•	if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	if we have fully defeased it as described above under “—Legal Defeasance and Covenant Defeasance”;

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•	if it has been exchanged for other debt securities of the same series due to mutilation, destruction, loss or theft; or

•	if we or one of our affiliates is the owner, unless the debt security is pledged under certain circumstances described in the Indenture.

Eligible Principal Amount of Some Debt Securities. In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

•

For an original issue discount security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

•

For a debt security whose principal amount is not determinable, we will use any amount that we indicate in the applicable prospectus supplement for that debt security. The principal amount of a debt security may not be determinable, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

•	For debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

Determining Record Dates for Action by Holders. We will generally be entitled, in the circumstances permitted by the TIA, to set any day as a record date for the purpose of determining the holders that are entitled to take action under the Indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer of Debt Securities. Unless we indicate otherwise in the applicable prospectus supplement, the debt securities will be issued:

•	only in fully registered form; and

•	in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of the same series in any authorized denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their debt securities at the office of the trustee. They will also be permitted to replace lost, stolen, destroyed or mutilated debt securities at that office. We anticipate appointing the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

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If a debt security is issued as a global debt security, only the depositary—e.g., The Depository Trust Company, or DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear system, or Euroclear, or Clearstream Banking, société anonyme, Luxembourg, or Clearstream—will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible into or exchangeable for our common stock or other securities, the rules governing that type of exchange will be described in the applicable prospectus supplement.

Payment Mechanics for Debt Securities

Who Receives Payment?

If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under “—Payment and Record Dates for Interest.” If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary, DTC, Euroclear or Clearstream, as applicable.

Payment and Record Dates for Interest.

The dates on which interest will be payable will be specified in the applicable prospectus supplement. The regular record date relating to an interest payment date for any fixed-rate debt security or floating-rate debt security will be on or about the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a business day, which means a day other than a Saturday, Sunday or other day on which the trustee or commercial banking institutions in New York City are authorized or required by law to close. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day. Except as otherwise provided, the person to whom interest shall be payable on any debt security that first becomes payable on a day that is not an interest payment date shall be the holder of such security on the day such interest is paid.

Payment When Offices Are Closed.

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or the Indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

Paying Agent.

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for the debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Unclaimed Payments.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two (2) years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

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Notices.

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Satisfaction and Discharge

We may satisfy and discharge all our obligations under the Indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we, among other things, either:

•	deliver all outstanding debt securities of that series to the trustee for cancellation; or

•

all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or applicable redemption date.

Governing Law; Waiver of Trial by Jury

The Indenture provides that it as well as the debt securities will be governed by, and construed in accordance with, the laws of the State of New York as applied to contracts made and performed within the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law or any successor statute). The Indenture provides that we and the trustee, and each holder of a debt security by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of, relating to, or based on the Indenture, the debt securities or any transaction contemplated thereby.

The Trustee

The Indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an event of default that has not been cured or waived, the trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the trustee will be permitted to engage in other transactions; provided that if the trustee acquires any conflicting interest as described in the TIA it must eliminate such conflict or resign to the extent and in the manner provided by, and subject to the provisions of, the TIA.

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LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global — i.e., book-entry — form. First, we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities. When we use the term “securities” in this section, we mean the debt securities we may offer with this prospectus.

Who is the Legal Owner of a Registered Security?

Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing such securities. We refer to those who have securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

The form of the debt security will be specified in the applicable prospectus supplement. A security issued in book-entry form will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under the Indenture, only the person in whose name a security is registered on the records of the registrar is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary described below under “—What is a Global Security?” as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to that depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

We may terminate an existing global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

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Legal Holders

Our obligations, as well as the obligations of the trustee under the Indenture and the obligations, if any, of any third parties employed by us or the trustee, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — for example, to amend the Indenture for a series of securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture — we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?

The form of the debt security will be specified in the applicable prospectus supplement. A security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more. Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	Euroclear System, which is known as “Euroclear”;

•	Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”; and

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•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

An investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Who is the Legal Owner of a Registered Security?”;

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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•

The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. Neither we nor the trustee supervise the depositary in any way;

•

The depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your bank, broker or other financial institution may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who is the Legal Owner of a Registered Security?”

Unless otherwise set forth in the applicable prospectus supplement or pricing supplement, the special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security;

•	if we determine and notify the trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to these securities and has not been cured or waived.

If a global security is terminated, only the depositary, and not we or the trustee for any securities, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

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Considerations Relating to DTC

DTC has informed us as follows:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC’s participants (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security is in turn to be recorded on the direct and indirect participants’ records, including Euroclear and Clearstream. Beneficial owners will not receive written confirmation from DTC of their purchases. Beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct or indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except in the limited circumstances described above under “—Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated.”

To facilitate subsequent transfers, all securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not effect any change in beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to its direct participants, by its direct participants to indirect participants, and by its direct and indirect participants to beneficial owners of the securities will be governed by arrangements among them respectively, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC will determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will itself consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s MMI procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds and distribution payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the relevant

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payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants and not of DTC, the relevant agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent, disbursements of such payments to direct participants are the responsibility of DTC, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

DTC may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depository is not obtained, security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations Relating to Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other financial institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

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CERTAIN UNITED KINGDOM AND U.S. FEDERAL INCOME TAX CONSEQUENCES

The material United Kingdom and U.S. federal income tax consequences relating to the purchase and ownership of any series of debt securities offered by this prospectus will be set forth in the applicable prospectus supplement.

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EMPLOYEE RETIREMENT INCOME SECURITY ACT

A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities offered hereunder. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code, as amended (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans that are subject to Title I of ERISA and plans described in Section 4975(e)(1) of the Code (including, without limitation, individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (also “Plans”)), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition of the securities that we may offer by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired pursuant to an applicable exemption. CNH Industrial, directly or through its affiliates, may be considered a “party in interest” or a “disqualified person” to a large number of Plans. A purchase of offered securities by any such Plan may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the offered securities are acquired pursuant to and in accordance with an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of a security offered hereunder. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of the securities offered hereby, provided that neither CNH Industrial nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied. The assets of a Plan may include the assets held in the general account of an insurance company that are deemed to be “plan assets” under ERISA.

Any purchaser or holder of any security offered hereunder or any interest therein will be deemed to have represented by its purchase and holding of the security that either (1) it is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the security on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the security will not constitute or result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities offered hereunder on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the securities offered hereunder have exclusive responsibility for ensuring that their purchase and

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holding of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any security offered hereunder to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

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PLAN OF DISTRIBUTION

We may offer and sell these securities directly or through one or more underwriters, dealers and agents, directly to purchasers, in competitively bid transactions or through a combination of any of these methods of sale, on an immediate, continuous or delayed basis.

We will identify any underwriters, dealers or agents and describe their compensation in connection with the sale of offered securities in the applicable prospectus supplement, pricing supplement or term sheet.

We, directly or through agents, may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from the underwriters or purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be deemed to be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

The expenses of any offering of debt securities will be described in the relevant prospectus supplement.

We may indemnify the underwriters and agents against, and may contribute toward, certain liabilities, including liabilities under the Securities Act.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

ENFORCEMENT OF CIVIL LIABILITY JUDGMENTS

CNH Industrial is a naamloze vennootschap incorporated in and under the laws of the Netherlands with its corporate seat in the Netherlands and with its principal office at 25 St. James’s Street, London, SW1A 1HA, United Kingdom. A majority of its directors and senior management currently reside outside the United States. All or a substantial portion of our assets and the assets of these individuals are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon non-U.S. resident directors or officers or upon CNH Industrial.

The Netherlands

Judgments of U.S. courts are not enforceable in the Netherlands. Under current practice, however, a Dutch court will generally uphold and consider as conclusive evidence a final and conclusive judgment for the payment of money rendered by a U.S. court and not rendered by default, provided that the Dutch court finds that:

•	the jurisdiction of the U.S. court has been based on grounds that are internationally acceptable;

•	the final judgment results from proceedings compatible with Dutch concepts of due process;

•	the final judgment does not contravene public policy of the Netherlands; and

•	the final judgment has not been rendered in proceedings of a penal, revenue or other public law nature.

If a Dutch court upholds and regards as conclusive evidence the final judgment, that court generally will grant the same judgment without litigating again on the merits.

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England

The United States and England currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Consequently, a final judgment for payment rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon U.S. federal securities laws, would not automatically be enforceable in England. In order to enforce any U.S. judgment in England, proceedings must be initiated by way of common law action before a court of competent jurisdiction in England. In a common law action, an English court generally will not reinvestigate the merits of the original matter decided by a U.S. court and may order summary judgment on the basis that there is no arguable defense to the claim for payment. The entry of an enforcement order by an English court is conditional, among other things, upon the following:

•	the U.S. court having had jurisdiction over the original proceeding according to English conflict of laws principals;

•	the judgment being final and conclusive on the merits and being for a debt or a definite sum of money;

•	the judgment not contravening English public policy;

•	the judgment being not for a sum payable in respect of taxes or other charges of a like nature, or in respect of a fine or penalty;

•	the judgment is not arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained; and

•	the judgment having not been obtained by fraud or in breach of the principles of natural justice.

Enforcement proceedings would normally have to be required to be commenced within six (6) years of the date of the judgment. In addition, it is questionable whether an English court would accept jurisdiction and impose civil liability if proceedings were commenced in England predicated solely upon U.S. federal securities law.

CNH Industrial may comply with a U.S. judgment voluntarily, but, if it were not to do so, you would have to apply to a Dutch or English court for an original judgment. Consequently, it could prove difficult to enforce civil liabilities solely based on U.S. securities law in the Netherlands or England. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in the Netherlands or England.

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VALIDITY OF THE DEBT SECURITIES

Unless otherwise specified in any prospectus supplement, the validity of the debt securities offered by this prospectus and the accompanying prospectus supplement will be passed upon for us by Sullivan & Cromwell LLP, New York, New York (with respect to New York and United States federal law) and Freshfields Bruckhaus Deringer LLP, Amsterdam, the Netherlands (with respect to Dutch law).

EXPERTS

The consolidated financial statements of CNH Industrial N.V. appearing in CNH Industrial N.V.’s Annual Report on Form 20-F for the year ended December 31, 2018, and the effectiveness of CNH Industrial N.V.’s internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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PROSPECTUS

CNH Industrial Capital LLC

CNH Industrial Capital America LLC

New Holland Credit Company, LLC

Debt Securities

Debt Securities Guarantees

CNH Industrial Capital LLC may offer and sell debt securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering. Such debt securities may be guaranteed to the extent specified in the accompanying prospectus supplement by one or more guarantors.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus.

You should read this prospectus, the supplements to this prospectus and any incorporated documents carefully before you invest in any of the debt securities. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

CNH Industrial Capital LLC may offer and sell these securities through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis. The accompanying prospectus supplement will set forth information regarding the underwriters, dealers or agents involved in the sale of the debt securities for which this prospectus is being delivered. See “Plan of Distribution” for possible indemnification arrangements for underwriters, agents and their controlling persons.

Investing in the debt securities involves certain risks. See “Risk Factors” referred to on page 1 and the information incorporated by reference in this prospectus and the accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 15, 2019.

Unless otherwise indicated or the context otherwise requires, as used in this prospectus, (1) the terms “CNH Industrial Capital,” “the Company,” “we” and “our” refer to CNH Industrial Capital LLC and its consolidated subsidiaries, (2) the term “CNHI” refers to CNH Industrial N.V. (excluding its consolidated subsidiaries), (3) the term “CNH Industrial” refers to CNHI and its consolidated subsidiaries and (4) the term “CNH Global” refers to, prior to its merger with and into CNHI on September 29, 2013, CNH Global N.V., the former indirect parent of CNH Industrial Capital LLC.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 2 of this prospectus.

CNH Industrial Capital is responsible only for the information contained in this prospectus, any prospectus supplement, any related free writing prospectus issued or authorized by CNH Industrial Capital and the documents incorporated by reference in this prospectus or any prospectus supplement. CNH Industrial Capital has not authorized anyone to provide you with any other information, and CNH Industrial Capital takes no responsibility for any other information that others may give you. CNH Industrial Capital LLC is offering to sell the securities only under the circumstances and in jurisdictions where offers and sales are permitted. The information contained in this prospectus, any prospectus supplement and in the documents incorporated herein or therein by reference is accurate only as of the date of those respective documents, regardless of the time of delivery of those documents or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since the date of those respective documents.

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RISK FACTORS

Investing in the securities to be offered by this prospectus and any applicable prospectus supplement involves risk. Before investing in any securities offered hereby, you should consider carefully each of the risk factors set forth in the applicable prospectus supplement and any applicable free writing prospectus, if any, and the documents incorporated by reference herein and therein (see “Where You Can Find More Information” in this prospectus below). Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

All statements other than statements of historical fact contained in this prospectus, including statements regarding our competitive strengths; business strategy; future financial position or operating results; budgets; projections with respect to revenue, income, capital expenditures, capital structure or other financial items; costs; and plans and objectives of management regarding operations, products and services, are forward-looking statements. These statements may include terminology such as “may,” “will,” “expect,” “could,” “should,” “intend,” “estimate,” “anticipate,” “believe,” “outlook,” “continue,” “remain,” “on track,” “design,” “target,” “objective,” “goal,” “forecast,” “projection,” “prospects,” “plan,” or similar terminology. Forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict. If any of these risks and uncertainties materialize or other assumptions underlying any of the forward-looking statements prove to be incorrect, the actual results or developments may differ materially from any future results or developments expressed or implied by the forward-looking statements.

Factors, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others: the many interrelated factors that affect customer confidence and demand for our financing products and services; general economic conditions; changes in government policies regarding banking, monetary and fiscal policies; legislation, particularly relating to capital goods-related issues such as agriculture, the environment, debt relief and subsidy program policies, trade and commerce and infrastructure development; government policies on international trade and investment, including protectionist trade policies such as higher tariffs, sanctions, import quotas, capital controls and new barriers to entry or consequent reactions by other governments against such policies; actions of competitors in the various industries in which CNH Industrial North America competes; interest rates and currency exchange rates; inflation and deflation; energy prices; prices for agricultural commodities; housing starts and other construction activity; our ability to obtain financing or to refinance existing debt; restrictive covenants in our debt agreements; actions by rating agencies concerning the ratings on our debt and asset-backed securities and the credit rating of CNHI; a decline in the price of used equipment; political and civil unrest; volatility and deterioration of capital and financial markets, other similar risks and uncertainties and our success, and CNH Industrial North America’s success, in managing the risks involved in the foregoing.

Forward-looking statements are based upon assumptions relating to the factors described in this annual report, which are sometimes based upon estimates and data received from third parties. Such estimates and data are often revised. Our actual results could differ materially from those anticipated in such forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update or revise publicly our forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

CNH Industrial Capital LLC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and files with the SEC annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and other information. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, from which the public may obtain any materials the company files with the SEC.

CNH Industrial Capital LLC has filed with the SEC a registration statement on Form F-3 relating to the securities. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s internet site referred to above.

The SEC allows CNH Industrial Capital LLC to “incorporate by reference” the information CNH Industrial Capital LLC files with the SEC (other than information that is deemed “furnished” to the SEC), which means that CNH Industrial Capital LLC can disclose important information to you by referring to those documents, and later information that CNH Industrial Capital LLC files with the SEC will automatically update and supersede that information as well as the information contained in this prospectus. CNH Industrial Capital LLC incorporates by reference its Annual Report on Form 10-K for the year ended December 31, 2018 filed on March 1, 2019 (File No. 333-182411).

All documents subsequently filed by CNH Industrial Capital LLC with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (except for information in these documents or filings that is deemed “furnished” to the SEC) after the date of this prospectus and prior to the termination of the offering contemplated in this prospectus shall be incorporated by reference in this prospectus and be a part hereof from the date of filing of such documents. CNH Industrial Capital LLC will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from CNH Industrial Capital LLC, 5729 Washington Avenue, Racine, WI 53406, Attention: General Counsel, Telephone (262) 636-6431.

ABOUT CNH INDUSTRIAL CAPITAL

CNH Industrial Capital LLC, a Delaware limited liability company, is an indirect wholly owned subsidiary of CNHI and is headquartered in Racine, Wisconsin. As a captive finance company, our primary business is to underwrite and manage financing products for end-use customers and dealers of CNH Industrial America LLC (“CNH Industrial America”) and CNH Industrial Canada Ltd. (collectively, “CNH Industrial North America”) and provide other related financial products and services to support the sale of agricultural and construction equipment manufactured by CNH Industrial North America. We also provide wholesale and retail financing related to new and used agricultural and construction equipment manufactured by entities other than CNH Industrial North America. The primary operating subsidiaries of CNH Industrial Capital LLC include CNH Industrial Capital America LLC (“CNH Industrial Capital America”), New Holland Credit Company, LLC (“New Holland Credit”) and CNH Industrial Capital Canada Ltd. (“CNH Industrial Capital Canada”). CNH Industrial Capital America is the primary financing and business entity of CNH Industrial Capital for the United States that enters into retail and wholesale financing arrangements with end-use customers and equipment dealers, and CNH Industrial Capital Canada performs the same functions in Canada, while New Holland Credit acts as the servicer for retail and wholesale receivables originated by CNH Industrial Capital America. CNH Industrial Capital’s principal executive offices are located at 5729 Washington Avenue, Racine, WI 53406, and the telephone number is (262) 636-6011.

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, CNH Industrial Capital intends to add the net proceeds from the sale of any securities to its general funds and to use them for working capital and other general corporate purposes, including, among other things, the purchase of receivables or other assets. The net proceeds may also be applied to repay our indebtedness as it becomes due.

DESCRIPTION OF DEBT SECURITIES

Please note that in this section entitled “Description of Debt Securities,” references to “Holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

The following description summarizes the material provisions of the indenture and the debt securities to be issued under the indenture, respectively, as well as of the Parent Support Agreement (as defined below). This description is not complete and is subject to, and is qualified in its entirety by reference to, the indenture under which the debt securities are issued, the Parent Support Agreement and the Trust Indenture Act of 1939, as amended (the “TIA”). You should read the Indenture (defined below) and the Parent Support Agreement carefully for provisions that may be important to you.

The specific terms of any series of debt securities will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. The form of indenture has been filed as an exhibit to our SEC registration statement relating to this prospectus. References to our Indenture in this section mean the form of indenture filed as an exhibit to the registration statement of which this prospectus forms a part, such form of indenture having not been executed as of the date of this prospectus.

The definitions of most of the capitalized terms used in the following summaries are set forth below under “—Certain Definitions.” For purposes of this section, references to the Company refer only to CNH Industrial Capital LLC and not its Subsidiaries.

General

The debt securities will be issued under the Indenture described below (a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part), as it may be supplemented or amended from time to time, and will rank equally with all of our other senior unsecured and unsubordinated debt. Except as otherwise described in the applicable prospectus supplement, the debt securities will not be secured by any property or assets of ours or any of our subsidiaries. Thus, by owning a debt security, you will be an unsecured creditor of CNH Industrial Capital.

The Indenture

The debt securities will be governed by a document called an indenture. The Indenture is a contract between us and the Trustee. The Trustee has two main roles:

(1)

The Trustee can enforce your rights against us if we default on our obligations under the Indenture. There are some limitations on the extent to which the Trustee acts on your behalf, which we describe below under “—Default, Remedies and Waiver of Default.”

(2)	The Trustee performs administrative duties for us, such as sending interest payments and notices.

We May Issue Many Series of Debt Securities

We may issue as many distinct series of debt securities under the Indenture as we wish. We may issue the debt securities in one or more series with the same or various maturities, at par or a premium or with original issue discount. The provisions of the Indenture will allow us not only to issue debt securities with terms different from those of debt securities previously issued under the Indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series.

This section of the prospectus summarizes terms of the securities that will apply generally to all series, unless otherwise specified in the applicable prospectus supplement. We will describe most of the financial and other specific terms of a series, in the applicable prospectus supplement accompanying this prospectus. Those terms may vary from the terms described herein. As you read this section of the prospectus, please remember that the specific terms of your debt security will be described in an accompanying prospectus supplement relating to your debt security and, if applicable, modify or replace the general terms described in this section. If there are any differences between the accompanying prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

When we refer to a series of debt securities, we mean a series of debt securities issued under the Indenture. When we refer to the prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase.

Amounts That We May Issue

The Indenture provides that debt securities in separate series may be issued from time to time without limitation as to the principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We may issue debt securities and other securities up to the aggregate amount authorized by us for each series, at any time without your consent and without notifying you.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our Affiliates will not be deemed to be outstanding for certain determinations under the Indenture.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a Default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.

When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

This Section Is Only a Summary

The Indenture and any associated documents, including your debt security, and the Parent Support Agreement contain the full legal text of the matters described in this section and the prospectus supplement. A form of the Indenture and the Parent Support Agreement are filed with the SEC as exhibits to the registration statement on Form F-3 of which this prospectus forms a part.

This section and the applicable prospectus supplement summarize the material terms of the Indenture, your debt security and the Parent Support Agreement. They do not, however, describe every aspect of the Indenture, your debt security and the Parent Support Agreement. The definitions of most of the capitalized terms used in this section are set forth below under “—Certain Definitions.”

Currency of Debt Securities

Amounts that become due and payable on a debt security in cash will be payable in a currency, currencies or currency units specified in the accompanying prospectus supplement. We refer to this currency, currencies or currency units as a “specified currency.” The specified currency for a debt security will be U.S. dollars, unless the prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest.

You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to us or the underwriters, agents or dealers that we name in the prospectus supplement, unless other arrangements have been made between you and us or you and such underwriters, agents or dealers. We will make payments on a debt security in the specified currency, except as described below under “—Payment Mechanics for Debt Securities.”

As of the date of this prospectus, a judgment for money in an action based on a security denominated in a foreign currency or currency unit in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

Form of Debt Securities

The form of the debt security will be specified in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which we describe below under “Legal Ownership and Book-Entry Issuance—What is a Global Security?,” which will be the Holder of all the debt securities represented by that global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below in the section entitled “Legal Ownership and Book-Entry Issuance.”

In addition, we will issue each debt security in fully registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement.

Information in the Prospectus Supplement

A prospectus supplement will describe the specific terms of a particular series of debt securities, which will include some or all of the following:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities of the same series;

•

the person to whom any interest on any debt security of the series will be payable, if other than the person in whose name the debt security is registered at the close of business on the regular record date;

•	the stated maturity;

•

the specified currency, currencies or currency units for principal and interest, if not U.S. dollars, or if one or more currencies or currency units other than that or those in which such debt securities are stated to be payable;

•	the price at which we originally issue the debt securities, expressed as a percentage of the principal amount and the original issue date;

•	whether the debt securities are fixed-rate debt securities, floating-rate debt securities or indexed debt securities;

•	if the debt securities are fixed-rate debt securities, the annual rate at which the debt securities will bear interest, if any, and the interest payment dates;

•	the regular record date for any interest payable on any interest payment date;

•	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable and the manner in which any payment may be made;

•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

•

if the debt securities are floating-rate debt securities, the interest rate benchmark; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;

•	any index, financial or economic measure, or formula used to determine the amount of payments of principal of and any premium and interest on the debt securities;

•	if the debt securities are also Original Issue Discount Securities, the Yield to Maturity;

•	if other than the entire principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of the maturity of the debt securities;

•

if applicable, the circumstances under which the debt securities may be mandatorily redeemed by us, redeemed at our option or repaid at the Holder’s option before the stated maturity, including any redemption date, redemption price(s) and redemption period(s);

•

if the principal amount of the debt securities which will be payable at the maturity of the debt securities will not be determinable as of any date before maturity, the amount which will be deemed to be the outstanding principal amount of the debt securities;

•	the applicability of any provisions described below under “—Legal Defeasance and Covenant Defeasance”;

•	if the debt securities will be issued in the form of global securities and the depositary for such global securities;

•	the applicability of any provisions described below under “—Default, Remedies and Waiver of Default”;

•	the applicability of any provisions described below under “—Guarantees”;

•	any covenants applicable to the debt securities;

•	the names and duties of any trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt securities;

•	the material federal income tax considerations applicable to the debt securities; and

•	any other terms of the debt securities, which could be different from those described in this prospectus.

Guarantees

If specified in the applicable prospectus supplement, a particular series of debt securities will be guaranteed by CNH Industrial Capital America and New Holland Credit and/or one or more other Guarantors specified in the prospectus supplement. Any such guarantee (“Guarantee”) will be unconditional, joint and several, unless otherwise provided by supplemental indenture and described in the applicable prospectus supplement.

The Guarantee of each Guarantor will be a general unsecured obligation of such Guarantor and will rank senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Guarantee and pari passu in right of payment with all existing and future unsecured Indebtedness of such Guarantor that are not so subordinated. The debt securities will be effectively subordinated to the obligations of each of the Company’s direct and indirect Subsidiaries that is not a Guarantor of the debt securities. In addition, the assets of our Securitization Subsidiaries, which are variable-interest entities that engage in our Securitization Transactions, do not belong to us and cannot be used to satisfy our obligations under the debt securities.

The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. If a Guarantee were rendered voidable, it could be subordinated by a court to all other Indebtedness (including guarantees and other contingent liabilities) of the applicable Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero.

The Guarantee of a Guarantor will be automatically released:

•	in connection with any sale or other disposition of all of the Capital Stock of such Guarantor to a Person other than the Company or any Subsidiary of the Company;

•

in connection with the sale or other disposition of all or substantially all of the assets or properties of such Guarantor, including by way of merger, consolidation or otherwise, to a Person other than the Company or any Subsidiary of the Company; or

•

in the case of any Subsidiary which after the Issue Date is required to Guarantee the debt securities pursuant to the covenant described under “—Issuance of Subsidiary Guarantees,” upon either (x) the release or discharge of the Guarantee of such Subsidiary of Indebtedness of the Company or any other Person which resulted in the obligation to so guarantee the debt securities or (y) the debt securities reaching Investment Grade Status.

Parent Support Agreement

The Company and CNH Global entered into the Parent Support Agreement, pursuant to which CNH Global agreed to, among other things, (a) make cash capital contributions to the Company, to the extent that such payments are necessary to cause the ratio of net earnings available for fixed charges to fixed charges of the Company and its Subsidiaries to be not less than 1.05 for each fiscal quarter of the Company (with such ratio determined, on a consolidated basis and in accordance with U.S. GAAP, for such fiscal quarter and the immediately preceding three fiscal quarters taken as a whole), (b) generally maintain an ownership of at least fifty-one percent (51%) of the Capital Stock of the Company having voting power for the election of directors or managers and (c) cause the Company to have, as at the end of any fiscal quarter, a consolidated tangible net worth of at least $50 million. CNH Global is required to cure, directly or indirectly, any deficiency in the ratio of net earnings available for fixed charges to fixed charges or in the consolidated tangible net worth not later than 90 days following the end of the fiscal quarter in which the deficiency occurred. Effective as of September 29, 2013, in connection with the merger of CNH Global with and into CNHI, CNHI assumed all of CNH Global’s obligations under the Parent Support Agreement.

The Parent Support Agreement is not intended to be and is not a guarantee by CNHI of the payment of the principal of and any premium and interest on the debt securities. The obligations of CNHI to the Company pursuant to the Parent Support Agreement are to the Company only and do not run to, and are not enforceable directly by, any creditor of the Company including Holders of debt securities or the Trustee, and the terms of the Parent Support Agreement will not cause CNHI to be responsible for the payment of any obligations of the Company or of any Guarantor to any creditor thereof, including the Holders of debt securities or the Trustee; provided, however, that the Holders of more than 50% of the aggregate outstanding principal amount of all of the Company’s indebtedness (other than indebtedness owed to any Affiliate of the Company) will have the right to demand that the Company enforce the Company’s rights under the Parent Support Agreement, and if the Company fails or refuses to take timely action to enforce such rights, such Holders may proceed against the Company to require the Company to enforce its rights under the Parent Support Agreement.

Redemption and Repayment

Unless otherwise indicated in the applicable prospectus supplement, a debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay the debt securities. In addition, we will not be entitled to redeem a debt security before its stated maturity unless the applicable prospectus supplement specifies a redemption commencement date. You will not be entitled under the Indenture to require us to buy a debt security from you before its stated maturity unless the applicable prospectus supplement specifies one or more repayment dates.

If the applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If we redeem less than all of the debt securities of any series, and the debt securities are global securities, the particular debt securities to be redeemed will be selected by the depositary in accordance with the applicable procedures of the depositary. If the particular debt securities to be redeemed are not global securities, selection of the debt securities to be redeemed will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the debt securities are listed or, if the debt securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no debt securities of a principal amount of $1,000 shall be redeemed in part.

If the applicable prospectus supplement specifies a redemption commencement date, the debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem the debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which the debt security is redeemed.

If we exercise an option to redeem any debt security, subject to the applicable procedures of the depositary with respect to global securities, we will give to the Holder written notice of the principal amount of the debt security to be redeemed, except as otherwise described in the applicable prospectus supplement, not less than 30 days nor more than 60 days before the applicable redemption date. If the applicable prospectus supplement specifies a repayment date, the debt security will be repayable at the Holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

We or our Affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we purchase may, at our discretion, be held, resold or canceled.

Repurchase at the Option of Holders Upon a Change of Control Triggering Event

With regard to any series of debt securities, unless otherwise indicated in the applicable prospectus supplement, upon the occurrence of a Change of Control Triggering Event with respect to such series of the debt securities, each Holder will have the right to require that the Company purchase all or a portion of such Holder’s debt securities of that series pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, thereon to the date of purchase (the “Change of Control Payment”).

Within 30 days following the date upon which the Change of Control Triggering Event occurs, the Company must send, by first-class mail, or otherwise deliver in accordance with the applicable procedures of the depositary, a notice to each Holder of that series of debt securities, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or sent (the “Change of Control Payment Date”). Holders electing to have their debt securities of such series purchased pursuant to a Change of Control Offer will be required to surrender such debt securities with the form entitled “Option of Holder to Elect Purchase” on the reverse of the debt security completed, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company will, to the extent lawful:

•	accept for payment all debt securities of such series or portions of debt securities of such series properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all debt securities of such series or portions of debt securities of such series properly tendered; and

•

deliver or cause to be delivered to the Trustee the debt securities properly accepted together with an officers’ certificate stating the aggregate principal amount of debt securities or portions of debt securities being purchased by the Company.

Subject to applicable procedures of the depositary with respect to global securities, the paying agent will as promptly as practicable mail to each Holder of debt securities of such series properly tendered the Change of Control Payment for such debt securities, and the Company and the Trustee will as promptly as practicable execute and authenticate and mail (or cause to be transferred by book entry) to each Holder a new security in a principal amount equal to any unpurchased portion of the debt securities surrendered, if any; provided, however, that each new security will be in a principal amount of an integral multiple of $1,000.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture relating to a Change of Control, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the applicable provisions of the Indenture by virtue thereof.

The Change of Control purchase feature of the relevant series may in certain circumstances make it more difficult to accomplish or discourage a sale or takeover of the Company. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. Restrictions on the Company’s ability to incur additional Indebtedness are contained in the covenants described under “—Limitations on Secured Indebtedness” and “—Limitations on Sales and Leasebacks.” Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the debt securities of the relevant series then outstanding. Except for the limitations contained in such covenants, however, or as may be otherwise specified in the applicable prospectus supplement, the Indenture does not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction. Neither the Trustee nor any paying agent shall be responsible for monitoring our rating status, making any request upon any Rating Agency, or determining whether any Rating Decline has occurred.

The ability of the Company to pay cash to the Holders of debt securities following the occurrence of a Change of Control may be limited by the Company’s then existing financial resources. The Company cannot assure you that it will have sufficient funds available when necessary to make any required repurchases, and the terms of the Company’s other financing arrangements may require repurchase or repayment of amounts outstanding in the event of a Change of Control, which could also limit the Company’s ability to fund the repurchase of the debt securities. In the event the Company is required to purchase outstanding debt securities pursuant to a Change of Control Offer, the Company may seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company absent a decision by a court of competent jurisdiction. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder may require the Company to make an offer to repurchase debt securities as described above.

The provisions under the Indenture relative to the Company’s obligation to make an offer to repurchase the debt securities of a particular series as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the debt securities of such series.

Limitations on Secured Indebtedness

With regard to any series of debt securities, unless otherwise indicated in the applicable prospectus supplement, the Company will not, nor will it permit any Restricted Subsidiary with respect to such series to, incur, issue, assume, guarantee or create any Secured Indebtedness without effectively providing concurrently with the incurrence, issuance, assumption, guaranty or creation of any such Secured Indebtedness that the outstanding debt securities of such series (together with, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinated to the outstanding debt securities) will be secured equally and ratably with (or prior to) such Secured Indebtedness, so long as such Secured Indebtedness will be secured by a Lien, unless, after giving effect thereto, the sum of the aggregate amount of (a) all outstanding Secured Indebtedness of the Company and such Restricted Subsidiaries, plus (b) all Attributable Debt in respect of sale and leaseback transactions (with the exception of Attributable Debt which is excluded pursuant to clauses (1) to (6) inclusive described under “—Limitations on Sales and Leasebacks” below), plus (c) all Indebtedness of CNH Industrial Capital Canada (other than Indebtedness of CNH Industrial Capital Canada owed to CNHI, or any

Parent of CNHI, or any of the Subsidiaries of CNHI or any Parent of CNHI) to the extent not included under (a) or (b) above, would not exceed 15% of the Consolidated Net Tangible Assets of the Company and such Restricted Subsidiaries; provided, however, that this restriction will not apply to, and there will be excluded from Secured Indebtedness in any computation under this covenant, Indebtedness secured by:

(1)	Liens on property of any Person existing at the time such Person becomes a Subsidiary;

(2)

Liens on property existing at the time of acquisition thereof or incurred within 180 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by the Company or any Restricted Subsidiary;

(3)

Liens on property hereafter acquired (or constructed) by the Company or any Restricted Subsidiary and created prior to, at the time of, or within 270 days after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof;

(4)	Liens in favor of the Company or any Restricted Subsidiary;

(5)

Liens in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or provisions of any statute;

(6)

Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from Federal income taxation pursuant to Section 103(a) of the Internal Revenue Code of 1954, as amended;

(7)

Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Indebtedness, if made and continuing in the ordinary course of business;

(8)

Liens under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety and appeal bonds to which the Company or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or Liens imposed by law, such as laborers’ or other employees’, carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ Liens and Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or Liens for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the Company or any Restricted Subsidiary, as the case may be, or minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens as to the use of real properties, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the good faith opinion of the Governing Body of the Company, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

(9)

Liens (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any of its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Subsidiaries in the ordinary course of business;

(10)	Liens relating to collateral provided to any counterparty of the Company or any of its Subsidiaries in connection with any Hedging Transaction; or

(11)	any extension, renewal, refunding or replacement of the foregoing.

For purposes of this subsection, “—Limitations on Secured Indebtedness”, “CNHI” includes, for the avoidance of doubt, its successors in interest, whether by merger, consolidation, sale of assets or otherwise.

Limitations on Sales and Leasebacks

With regard to any series of debt securities, unless otherwise indicated in the applicable prospectus supplement, the Company will not, nor will it permit any Restricted Subsidiary with respect to such series to, enter into any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any property of the Company or any such Restricted Subsidiary, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person (a “sale and leaseback transaction”) unless, after giving effect thereto, the sum of the aggregate amount of (a) all Attributable Debt with respect to all such sale and leaseback transactions, plus (b) all Secured Indebtedness (with the exception of Indebtedness secured by Liens which are incurred, issued, assumed, guaranteed, created or permitted pursuant to clauses (1) to (11) inclusive described under “Limitations on Secured Indebtedness” above), plus (c) all Indebtedness of CNH Industrial Capital Canada (other than Indebtedness of CNH Industrial Capital Canada owed to CNHI, or any Parent of CNHI, or any of the Subsidiaries of CNHI or any Parent of CNHI) to the extent not included under (a) or (b) above, would not exceed 15% of the Consolidated Net Tangible Assets. This covenant will not apply to, and there will be excluded from Attributable Debt in any computation under this covenant or under the covenant described in “Limitations on Secured Indebtedness” above, Attributable Debt with respect to any sale and leaseback transaction if:

(1)

The Company or any such Restricted Subsidiary is permitted to incur Indebtedness secured by a Lien pursuant to clauses (1) to (11) inclusive described under “Limitations on Secured Indebtedness” above on the property to be leased, in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction, without equally and ratably securing the debt securities of such series;

(2)

The Company or any such Restricted Subsidiary, within 270 days after the sale or transfer shall have been made by the Company or any such Restricted Subsidiary, shall apply an amount in cash equal to the greater of (i) the net proceeds of the sale or transfer of the property leased pursuant to such arrangement or (ii) the fair market value of the property so leased at the time of entering into such arrangement (as determined by the President, the Chief Financial Officer or the Treasurer of the Company) to the retirement of Secured Indebtedness of the Company or any such Restricted Subsidiary (other than Secured Indebtedness owned by the Company or any such Restricted Subsidiary); provided, however, that no retirement referred to in this clause (2) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision of any Secured Indebtedness;

(3)

The Company or any such Restricted Subsidiary applies the net proceeds of the sale or transfer of the property leased pursuant to such transaction to the purchase of other property or assets used or useful in the Company’s or any such Restricted Subsidiary’s business within 270 days prior or subsequent to such sale or transfer;

(4)

the effective date of any such arrangement is within 270 days of the acquisition of the applicable property (including, without limitation, acquisition by merger or consolidation) or the completion of construction and commencement of operation thereof, whichever is later;

(5)	the lease in such sale and leaseback transaction is for a period, including renewals, of not more than three (3) years; or

(6)	the sale and leaseback transaction is entered into between the Company and any such Restricted Subsidiary or between any such Restricted Subsidiaries.

For purposes of this subsection, “—Limitations on Sales and Leasebacks”, “CNHI” includes, for the avoidance of doubt, its successors in interest, whether by merger, consolidation, sale of assets or otherwise.

Mergers and Similar Transactions

We will generally be permitted to merge or consolidate with another entity. We will also be permitted to convey, transfer or lease all or substantially all of our assets to another entity. With regard to any series of debt securities, however, unless otherwise indicated in the applicable prospectus supplement, the Company shall not take any such actions unless all the following conditions, among other things, are met:

•

if the successor entity in the transaction is not the Company, the successor entity must expressly assume our obligations under the outstanding debt securities of that series and the Indenture with respect to that series and must assume our obligations under the Parent Support Agreement;

•	the successor entity must be organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

•

if, as a result of any such transaction, properties or assets of the Company or any Subsidiary of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Indenture in respect of the debt securities of such series, the Company or the successor entity must secure the debt securities of such series equally and ratably with (or prior to) all indebtedness secured thereby; and

•	immediately after giving effect to such transaction, no Default or Event of Default under the debt securities of that series has occurred and is continuing.

For purposes of the foregoing, the conveyance, transfer or lease of all or substantially all of the properties or assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Upon such conveyance, transfer or lease and the assumption of our obligations as described above by our successor, we will be released from our obligations under the debt securities of such series and the Indenture with respect to such series. If the conditions described above are satisfied with respect to the debt securities of such series, we will not need to obtain the approval of the Holders of those debt securities in order to merge or consolidate or to convey, transfer or lease our assets.

Each Guarantor will generally be permitted to merge or consolidate with another entity. Each Guarantor will also be permitted to convey, transfer or lease all or substantially all of its assets to another entity. With regard to any series of debt securities, however, unless otherwise indicated in the applicable prospectus supplement, no Guarantor shall take any such actions unless all the following conditions, among other things, are met:

•

if the successor entity in the transaction is not the Guarantor, the successor entity must expressly assume all of the obligations of the Guarantor under the Indenture with respect to debt securities of that series and such Guarantor’s Guarantee in respect of debt securities of such series.

•

the successor entity must be organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, a member state of the European Union, or the jurisdiction of organization or existence of such Guarantor, depending upon where the Guarantor is organized;

•

if, as a result of any such transaction, properties or assets of such Guarantor would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the

Indenture in respect of the debt securities of such series, such Guarantor or the successor entity must secure such Guarantor’s Guarantee of such series equally and ratably with (or prior to) all indebtedness secured thereby; and

•	immediately after giving effect to such transaction, no Default under the debt securities of that series has occurred and is continuing.

Upon such conveyance, transfer or lease and the assumption of its obligations as described above by such Guarantor’s successor, such Guarantor will be released from its obligations under its Guarantee of the debt securities of such series and the Indenture with respect to such series. If the conditions described above are satisfied with respect to the debt securities of such series, such Guarantor will not need to obtain the approval of the Holders of those debt securities in order to merge or consolidate or to convey, transfer or lease its assets.

Issuance of Subsidiary Guarantees

With regard to any series of debt securities, unless otherwise indicated in the applicable prospectus supplement, the Company will not cause or permit any of its Restricted Subsidiaries with respect to such series, directly or indirectly, to be obligated as a guarantor, other than as a result of any bank or other depositary institution’s right of set-off, of the obligation of the Company or any other Person under any Indebtedness in excess of $50.0 million in the aggregate unless such Restricted Subsidiary concurrently therewith:

•

executes and delivers to the Trustee a supplemental indenture pursuant to which such Subsidiary shall unconditionally guarantee all of the Company’s obligations under the outstanding debt securities of such series and the Indenture in respect of the debt securities of such series on the terms set forth in the Indenture in respect of the debt securities of such series for so long as such guaranteed Indebtedness exceeds $50.0 million in the aggregate; and

•

delivers to the Trustee an opinion of counsel (which may contain customary exceptions) that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary.

Thereafter, such Restricted Subsidiary shall be a Guarantor in respect of the debt securities of such series for all purposes of the Indenture until such Guarantee is released in accordance with the provisions described under “—Guarantees” above. The Company may cause any other Subsidiary of the Company to issue a Guarantee and become a Guarantor in respect of the debt securities of such series.

Legal Defeasance and Covenant Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under the Indenture with respect to the debt securities of a series and the obligations of any Guarantors with respect to such corresponding Guarantees. If we deposit with the Trustee funds or government securities, or if so provided in the applicable prospectus supplement, obligations other than government securities, sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants selected by the Company, expressed in a written certification to the Trustee to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

•

we will be discharged from our obligations with respect to the debt securities of such series, and all obligations of any Guarantor will be discharged with respect to any corresponding Guarantees (“legal defeasance”); or

•	we will be discharged from certain covenants we make in the Indenture for the benefit of such series and certain related Events of Default will no longer apply to us (“covenant defeasance”).

If we defease any series of debt securities, the Holders of such securities will not be entitled to the benefits of the Indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities, issue temporary securities, maintain paying agencies and hold moneys for payment in trust and certain other provisions. In case of covenant defeasance, our obligation to pay principal, premium and interest on such series of the debt securities will also survive.

We will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance would not cause the Holders of the applicable series of debt securities to recognize income, gain or loss for United States income tax purposes or to be taxed differently than in the absence of the deposit and related defeasance. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Payments for Consent

With regard to any series of debt securities, unless otherwise indicated in the applicable prospectus supplement, the Company will not, and will not cause or permit any Subsidiary to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of debt securities of such series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture applicable to debt securities of such series, the debt securities of such series or any Guarantees in respect thereof unless such consideration is offered to be paid to all Holders of debt securities of such series who so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

Reports to Holders

With regard to any series of debt securities, unless otherwise indicated in the applicable prospectus supplement, the Company will deliver to the Trustee, within 15 days after it is required to file them with the SEC, copies of: (A) annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); (B) reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); (C) reports on Form 8-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); and (D) any other information, documents or other reports which the Company would be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, if the Company is not obligated to file the information, documents and reports described in clauses (A), (B), (C) or (D) of this sentence with the SEC, or if the SEC does not permit such filing, the Company shall make available such information, documents and reports to prospective purchasers of the debt securities of such series, in addition to providing such information to the Trustee and the Holders of debt securities of such series, in each case within 30 days after the time the Company would have been required to file such information with the SEC, if it were subject to Section 13 or 15(d) of the Exchange Act. The Company shall be deemed to have furnished such information, documents or reports to the Trustee, the Holders of debt securities of such series and/or prospective purchasers of the debt securities of such series, if the Company has filed such information, documents or reports with the SEC via the EDGAR filing system (or any successor system) and/or posted such information, documents or reports on the Company’s website and such information, documents or reports are publicly available. The Company has also agreed that, for so long as any debt securities of such series remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) under the Exchange Act, it will furnish to the holders of the debt securities of such series and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended. Delivery of reports, information and documents to the Trustee is for informational purposes only and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the Indenture or the debt securities (as to which the Trustee is entitled to rely exclusively on officers’ certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants or with respect to any reports or other documents filed with the SEC or any website under the Indenture.

The Company will transmit by mail to all Holders of debt securities of any series, as the names and addresses of such Holders appear upon the register, within 30 days after the filing thereof with the Trustee, the summaries of information, documents and reports required to be filed by the Company, if any, pursuant to the Indenture as may be required by rules and regulations prescribed from time to time by the SEC.

Compliance with Parent Support Agreement

The Company (i) will observe and perform in all material respects all of its covenants or agreements contained in the Parent Support Agreement, (ii) will use commercially reasonable efforts to cause CNHI to observe and perform in all material respects all covenants or agreements of CNHI contained in the Parent Support Agreement and (iii) will not waive compliance under, amend in any material respect or terminate the Parent Support Agreement; provided, however, that the Parent Support Agreement may, in accordance with the terms thereof, be modified, amended or terminated, at CNHI’s election, upon 30 days prior written notice to the Company and to Moody’s and S&P if (a) such modification, amendment or termination would not result in a downgrade of the Company’s rated indebtedness by Moody’s or S&P; (b) the modification, amendment or notice of termination provides that the Parent Support Agreement will continue in effect with respect to the Company’s rated indebtedness outstanding on the effective date of the modification, amendment or termination; or (c) there is no long-term rated indebtedness of the Company outstanding.

Default, Remedies and Waiver of Default

You will have special rights if an Event of Default with respect to your series of debt securities occurs and is continuing, as described in this subsection.

Unless the applicable prospectus supplement says otherwise, when we refer to an Event of Default with respect to any series of debt securities, we mean any of the following:

(1)	we do not pay interest on debt securities of that series within 30 days of the due date;

(2)

we fail to pay the principal of any debt securities of that series when due at maturity, upon redemption or otherwise (including the failure to make a payment to purchase debt securities of that series tendered pursuant to a Change of Control Offer in respect of debt securities of that series, if applicable to that series of debt security);

(3)	we fail to comply with the covenants contained in the Indenture that are described above under clause (iii) of “Compliance with Parent Support Agreement”;

(4)

we fail to comply with any other covenant or agreement contained in the Indenture for a period of 30 days after receiving notice, which notice must be sent by the Trustee or the Holders of at least 25% of the outstanding principal amount of the debt securities of that series with a copy to the Trustee (except in the case of a default with respect to the covenants on mergers and similar transactions described above under “—Mergers and Similar Transactions,” which will constitute an Event of Default in respect of the debt securities of that series with such notice requirement but without such passage of time requirement);

(5)

a default under any Indebtedness of the Company, any Restricted Subsidiary of the Company in respect of such series of debt securities or any Guarantor in respect of such series of debt securities that, in the case of any such Restricted Subsidiary or Guarantor, is a Significant Subsidiary or any group of Restricted Subsidiaries with respect to that series of the Company and/or Guarantors in respect of the debt securities of that series that, together would constitute a Significant Subsidiary (or the payment of which is guaranteed by the Company or any such Restricted Subsidiary of the Company or any such Guarantor or group of Restricted Subsidiaries of the Company and/or any such Guarantors), whether such Indebtedness now exists or is created after the relevant Issue Date, which default (A) is caused by a failure to pay principal of such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a “payment default”) or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates to an amount in excess of $75.0 million;

(6)

one or more judgments in an aggregate amount in excess of $75.0 million not covered by adequate insurance shall have been rendered against the Company, or in certain instances, any Restricted Subsidiary or Guarantor and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

(7)	we, or in certain instances a Guarantor or Restricted Subsidiary, experience certain specified bankruptcy, insolvency or similar events;

(8)	any Guarantee ceases to be in full force and effect (other than by reason of release of such Guarantor in accordance with the terms of the Indenture);

(9)	we default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series; or

(10)	the occurrence of any other Event of Default described in the applicable prospectus supplement.

We may change, eliminate, or add to the Events of Default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

Certain Remedies If an Event of Default Occurs.

Except as otherwise specified in the applicable prospectus supplement, if an Event of Default has occurred with respect to any series of debt securities and has not been cured or waived, the Trustee or the Holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. This is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the Event of Default occurs due to certain specified bankruptcy, insolvency or similar events relating to the Company and is continuing with respect to the debt securities of that series, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the Trustee or any Holder. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the Holders of a majority in principal amount of the debt securities of that series may, subject to certain conditions, cancel the acceleration for the entire series. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

If an Event of Default occurs, the Trustee will have special duties. In that situation, the Trustee will be obligated to use those of its rights and powers under the Indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the Trustee is not required to take any action under the Indenture at the request of any Holders unless the Holders offer the Trustee protection satisfactory to it from loss, liability or expense. This is called an indemnity. If the Trustee is provided with an indemnity satisfactory to it, the Holders of a majority in principal amount of all outstanding debt securities of the relevant series may, subject to all provisions of the Indenture and applicable law and certain other conditions, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any right, trust or power conferred on the Trustee with respect to that series.

Before a Holder may take steps to enforce its rights or protect its interests relating to any debt security, all of the following must occur:

•	the Holder must give the Trustee written notice that an Event of Default has occurred with respect to the debt securities of the series, and the Event of Default must not have been cured or waived;

•	the Holders of at least 25% in principal amount of all debt securities of the series must request in writing that the Trustee take action because of the Event of Default, and they or other Holders must offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against the cost and other liabilities of taking that action;

•	the Trustee must not have taken action for 60 days after the above steps have been taken; and

•	during those 60 days, the Holders of a majority in principal amount of the debt securities of the series must not have given the Trustee directions that are inconsistent with such request.

You will be entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Waiver of Default. The Holders of a majority in principal amount of the outstanding debt securities of a series may waive a Default for all debt securities of that series. If this happens, the Default will be treated as if it has not occurred. No one can waive a payment default on a debt security or a covenant or provision of the Indenture that cannot be modified or amended without the consent of the Holder of each outstanding debt security of the affected series, however, without the approval of the particular Holder of that debt security.

Information about Defaults to the Trustee. With respect to a series of the debt securities, every year we will furnish the Trustee with a certificate indicating whether the signers thereof know of any Default that occurred in the previous year with respect to such series of debt securities. In addition, with respect to a series of the debt securities, we will deliver to the Trustee, within five Business Days of our becoming aware of any Default or Event of Default with respect to such series of debt securities, a certificate specifying such Default or Event of Default and what action we are taking or propose to take with respect thereto.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the Trustee and how to declare or cancel an acceleration of the maturity. Book-entry and other indirect owners are described below in the section entitled “Legal Ownership and Book-Entry Issuance.”

Changes to the Indenture Requiring Each Holder’s Approval

We, along with the Trustee, may amend the Indenture or the debt securities with the written consent of the Holders of at least a majority in principal amount of the debt securities then outstanding of each series affected by such amendment. However, without the consent of each Holder affected thereby, an amendment or waiver may not:

•

reduce the percentage in principal amount of outstanding debt securities of a series whose Holders must consent to an amendment or waiver or consent to take any action under the Indenture or the debt securities of that series;

•	reduce the rate of, or extend the time for payment of, interest, on any debt security;

•	reduce the principal of, or change the maturity of, any debt security;

•	change the currency of any payment on a debt security;

•

impair the right of any Holder of a debt security to receive payment of principal of and interest on such Holder’s debt security on or after the due dates thereof or to institute suit for the enforcement of any payment on or with respect to such Holder’s debt security;

•

if applicable to such series of debt securities, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer with respect to the debt securities of such series after the occurrence of a Change of Control Triggering Event with respect to the debt securities of such series or, after such Change of Control Triggering Event has occurred, modify any of the provisions or definitions with respect thereto;

•	change the ranking or priority of any debt security or any Guarantee that would adversely affect the Holders thereof; or

•

release any Guarantor of debt securities of such series from any of its obligations in respect of such series under its Guarantee or the Indenture for such series otherwise than in accordance with the terms of the Indenture.

Changes to the Indenture Not Requiring Approval by Holders

Other types of changes will not require any approval by Holders of the debt securities of an affected series. These changes include modifications or amendments for the following purposes:

•

to cure any ambiguity, defect or inconsistency; provided that such modification or amendment does not, in the opinion of the Company, adversely affect the rights of any Holder of the debt securities of such series in any material respect;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to provide for the assumption by a successor entity of the obligations of the Company or a Guarantor under the Indenture;

•	to comply with any requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

•	to make any change that would provide any additional benefit or rights to the Holders;

•

to add to the covenants of the Company or a Guarantor for the benefit of the Holders of such series of debt securities, or to surrender any right or power herein conferred upon the Company or any Guarantor for such series;

•	to secure the debt securities of such series pursuant to the requirements of “—Limitations on Secured Indebtedness” above, or otherwise;

•	to reflect the release of a Guarantor from its obligations with respect to its Guarantee for such series pursuant to the provisions of the Indenture relating to the release of a Guarantor;

•	to add a Guarantor with respect to any series of the debt securities;

•	to make any other change that in the opinion of the Company does not materially and adversely affect the rights of any Holder under the Indenture in respect of debt securities of such series;

•

to add to, change or eliminate any of the provisions of the Indenture in respect of such series of the debt securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such prior debt security with respect to such provision or (B) shall become effective only when there is no such prior debt security outstanding;

•

to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the debt securities of such series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture; or

•	to establish the form or terms of debt securities of such series as permitted by the Indenture.

Changes to the Indenture Requiring Majority Approval

Any other change to the Indenture and the debt securities issued under the Indenture will require the following approval:

•	If the change affects only the debt securities of a particular series, it must be approved by the Holders of a majority in principal amount of the outstanding debt securities of that series.

•

If the change affects the debt securities of more than one series of debt securities issued under the Indenture, it must be approved by the Holders of a majority in principal amount of each series of outstanding debt securities affected by the change.

The same majority approval of the Holders of a series of debt securities would be required for us to obtain a waiver of any of our covenants in the Indenture with respect to such series. Our covenants include the promises we make about mergers and similar transactions, which we describe above under “—Mergers and Similar Transactions.” If the requisite Holders approve a waiver of a covenant, we will not have to comply with it. The Holders, however, will not be permitted to approve a waiver of any provision in a particular debt security, or in the Indenture as it affects that debt security, that we cannot change without the approval of the Holder of that debt security as described above under “—Changes to the Indenture Requiring Each Holder’s Approval,”.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Indenture or any debt securities or request a waiver.

Special Rules for Action by Holders

When Holders take any action under the Indenture, such as giving a notice of Default, declaring an acceleration, approving any change or waiver or giving the Trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible. Only Holders of outstanding debt securities of the applicable series will be eligible to participate in any action by Holders of debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding:”

•	if it has been surrendered for cancellation or cancelled;

•	if we have deposited or set aside, in trust for its Holder, money for its payment or redemption;

•	if we have fully defeased it as described above under “—Legal Defeasance and Covenant Defeasance”;

•	if it has been exchanged for other debt securities of the same series due to mutilation, destruction, loss or theft; or

•	if we or one of our Affiliates is the owner, unless the debt security is pledged under certain circumstances described in the Indenture.

Eligible Principal Amount of Some Debt Securities. In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

•

For an Original Issue Discount Security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a Default;

•

For a debt security whose principal amount is not determinable, we will use any amount that we indicate in the applicable prospectus supplement for that debt security. The principal amount of a debt security may not be determinable, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

•	For debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

Determining Record Dates for Action by Holders. We will generally be entitled, in the circumstances permitted by the TIA, to set any day as a record date for the purpose of determining the Holders that are entitled to take action under the Indenture. In certain limited circumstances, only the Trustee will be entitled to set a record date for action by Holders. If we or the Trustee set a record date for an approval or other action to be taken by Holders, that vote or action may be taken only by persons or entities who are Holders on the record date and must be taken during the period that we specify for this purpose, or that the Trustee specifies if it sets the record date. We or the Trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer of Debt Securities. Unless we indicate otherwise in the applicable prospectus supplement, the debt securities will be issued:

•	only in fully registered form; and

•	in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of the same series in any authorized denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their debt securities at the office of the Trustee. They will also be permitted to replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the Trustee to act as our agent for registering debt securities in the names of Holders and transferring and replacing debt securities.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the Holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If a debt security is issued as a global debt security, only the depositary—e.g., DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”) or Clearstream Banking, société anonyme, Luxembourg (“Clearstream”)—will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole Holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible into or exchangeable for other securities, the rules governing that type of exchange will be described in the applicable prospectus supplement.

Payment Mechanics for Debt Securities.

Who Receives Payment?

If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under “—Payment and Record Dates for Interest.” If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the Holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary, DTC, Euroclear or Clearstream, as applicable.

Payment and Record Dates for Interest.

The dates on which interest will be payable will be specified in the applicable prospectus supplement. The regular record date relating to an interest payment date for any fixed-rate debt security or floating-rate debt security will be on or about the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a Business Day. For the purpose of determining the Holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day. Except as otherwise provided, the person to whom interest shall be payable on any debt security that first becomes payable on a day that is not an interest payment date shall be the Holder of such security on the day such interest is paid.

Payment When Offices Are Closed.

If any payment is due on a debt security on a day that is not a Business Day, we will make the payment on the next day that is a Business Day. Payments postponed to the next Business Day in this situation will be treated under the Indenture as if they were made on the original due date. Postponement of this kind will not result in a Default under any debt security or the Indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a Business Day.

Paying Agent.

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for the debt security the initial location of each paying agent for that debt security. We must notify the Trustee of changes in the paying agents.

Unclaimed Payments.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two (2) years after the amount is due to a Holder will be repaid to us. After that two-year period, the Holder may look only to us for payment and not to the Trustee, any other paying agent or anyone else.

Notices.

Notices to be given to Holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to Holders of debt securities not in global form will be sent by mail to the respective addresses of the Holders as they appear in the Trustee’s records. Neither the failure to give any notice to a particular Holder, nor any defect in a notice given to a particular Holder, will affect the sufficiency of any notice given to another Holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Satisfaction and Discharge

We may satisfy and discharge all our obligations under the Indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we, among other things, either:

•	deliver all outstanding debt securities of that series to the Trustee for cancellation; or

•

all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the Trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or applicable redemption date.

Governing Law; Waiver of Trial by Jury; Consent to Jurisdiction

The Indenture provides that it as well as the debt securities and any Guarantees will be governed by, and construed in accordance with, the laws of the State of New York as applied to contracts made and performed within the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law or any successor statute). The Indenture provides that we, any Guarantors and the Trustee, and each Holder of a debt security by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of, relating to, or based on the Indenture, the debt securities or any Guarantees or any transaction contemplated thereby.

The Indenture also provides that any legal suit, action or proceeding arising out of or based upon the Indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America or the courts of the State of New York, in each case located in the City of New York, and each party to the Indenture irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.

The Trustee

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default that has not been cured or waived, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA it must eliminate such conflict or resign to the extent and in the manner provided by, and subject to the provisions of, the TIA.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Affiliate” means with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt” means, as to any particular lease under which either the Company or any Restricted Subsidiary is at the time liable as lessee for a term of more than 12 months and at any date as of which the amount thereof is to be determined, the total net obligations of the lessee for rental payments during the remaining term of the lease (excluding any period for which such lease has been extended or may, at the option of the lessor, be extended) discounted from the respective due dates thereof to such determination date at a rate per annum equivalent to the greater of (a) the weighted-average Yield to Maturity of the debt securities and (b) the interest rate inherent in such lease (as determined in good faith by the Company), both to be compounded semi-annually. The net total obligations of the lessee for rental payments under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales or monetary inflation). If any lease is terminable by the lessee upon the payment of a penalty and under the terms of the lease the termination right is not exercisable until after the determination date and the amount of such penalty discounted to the determination date as provided above is less than the net amount of rentals payable after the time as of which such termination could occur (the “termination time”) discounted to the determination date as provided above, then such discounted penalty amount shall be used instead of such discounted amount of net rentals payable after the termination time in calculating the Attributable Debt for such lease. If any lease is terminable by the lessee upon the payment of a penalty and such termination right is exercisable on the determination date and the amount of the net rentals payable under such lease after the determination date discounted to the determination date as provided above is greater than the amount of such penalty, the “Attributable Debt” for such lease as of such determination date shall be equal to the amount of such penalty.

“Business Day”, when used with respect to any place of payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the Trustee or banking institutions in that place of payment are authorized or obligated by law or executive order to close.

“Capital Stock” means

(1)	with respect to any Person that is a corporation, any and all shares of corporate stock of such Person;

(2)

with respect to any Person that is an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated and whether or not voting) of corporate stock of such Person;

(3)	with respect to any Person that is a partnership or limited liability company, any and all partnership or membership interests (whether general or limited) of such Person; and

(4)

with respect to any other Person, any other interest or participation that confers on a Person the right to receive a share of the profits, losses of, or distributions of assets of, the issuing Person.

“Capital Lease Obligations” of either the Company or any Restricted Subsidiary means the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under U.S. GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date determined in accordance with generally accepted accounting principles.

“Change of Control” means the occurrence of one or more of the following events:

(1)

any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), other than one or more Permitted Holders, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 50% of the total voting power of the Company’s Capital Stock;

(2)

there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person or Group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture), other than any transfer to (x) the Company or one or more Subsidiaries of the Company or (y) any Person of which more than 50% of the voting power of such Person’s Capital Stock is owned directly or indirectly by one or more Permitted Holders;

(3)

there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving Person or pursuant to which the Capital Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company (x) in which the holders of the Capital Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Capital Stock of the surviving corporation immediately after such consolidation or merger or (y) with any Person of which more than 50% of the voting power of such Person’s Capital Stock is owned directly or indirectly by one or more Permitted Holders;

(4)

the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture);

(5)

during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Governing Body of the Company (together with any new directors or managers whose election by such Governing Body or whose nomination for election by the equity-holders of the Company was approved either (x) pursuant to a vote of a majority of the directors or managers then still in office who were either directors or managers at the beginning of such period or whose election or nomination for election was previously so approved or (y) by the Permitted Holders) cease for any reason to constitute a majority of the Governing Body of the Company then in office; or

(6)

the first day on which CNHI (including, for the avoidance of doubt, its successors in interest, whether by merger, consolidation, sale of assets or otherwise) fails to own, either directly or indirectly, through one or more Subsidiaries, more than 50% of the total voting power of the Company’s Capital Stock.

“Change of Control Triggering Event”, with respect to the debt securities of a series, means both (i) a Change of Control shall have occurred and (ii) either (x) the debt securities of that series shall not have Investment Grade Status at the time of the occurrence of such Change of Control and shall not have obtained Investment Grade Status within 30 days after public notice of the occurrence of such Change of Control or (y) the debt securities of that series shall have Investment Grade Status at the time of the occurrence of such Change of Control but a Rating Decline shall have occurred and, after giving effect to such Rating Decline, the debt securities of that series shall cease to have Investment Grade Status.

“Consolidated Net Tangible Assets” means, at any date, the total assets (net of applicable reserves) appearing on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries (excluding assets of any Securitization Subsidiaries, as reflected in the table relating to consolidated variable interest entities accompanying such balance sheet) at the end of the fiscal quarter of the Company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, after deducting therefrom (a) all current liabilities (due within one year) of the Company and such Restricted Subsidiaries reflected on such balance sheet (excluding current liabilities of any Securitization Subsidiaries, as reflected in the table relating to consolidated variable interest entities accompanying such balance sheet) and (b) all Intangible Assets and related liabilities of the Company and such Restricted Subsidiaries reflected on such balance sheet (excluding Intangible Assets and related liabilities of any Securitization Subsidiaries, as reflected in the table relating to consolidated variable interest entities accompanying such balance sheet).

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both with respect to which, would be, an Event of Default.

“GAAP” or “generally accepted accounting principles” means, with respect to any computation required or permitted hereunder for a series of the debt securities, such accounting principles as are generally accepted in the United States of America as in effect on the relevant Issue Date for such series of the debt securities.

“Governing Body” means, as to any Person, the board of directors, board of managers or other governing body of such Person or any duly authorized committee thereof.

“Guarantee” has the meaning set forth under “—Guarantees.”

“Guarantor” means (i) with respect to each series of debt securities, each of CNH Industrial Capital America LLC and New Holland Credit Company, LLC (unless otherwise provided by supplemental indenture with respect to specific series of the debt securities pursuant to the Indenture), and (ii) with respect to the applicable series of debt securities, each Person that becomes a Guarantor of such series pursuant to the provisions of the Indenture governing the addition of Guarantors, in each case (i) and (ii) until the Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Hedging Transaction” means any transaction to hedge interest rate, currency, commodity and/or equity risks and exposures, including a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return option, credit spread transaction, repurchase transaction, reverse repurchase transaction, security lending transaction, buy/sell-back transaction, agreement for the purchase, sale or transfer of any commodity or any other commodity trading transaction or any other similar transaction (including any option with respect to any of these transactions) or any combination of these transactions or any transactions similar to the transactions described above.

“Holder” means any registered holder, from time to time, of any debt securities.

“Indebtedness” means, at any date, without duplication, (i) all obligations for borrowed money of the Company or a Restricted Subsidiary of the Company or any other indebtedness of the Company or a Restricted Subsidiary of the Company, evidenced by bonds, debentures, notes or other similar instruments, maturing more than 12 months after the time of computation thereof, (ii) guarantees of any such obligations or indebtedness or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other commercial paper arising in the ordinary course of business), (iii) in the case of any Restricted Subsidiary all Preferred Stock of such Restricted Subsidiary and (iv) all Capital Lease Obligations; provided, however, that in each such case, obligations and other indebtedness of the Company or a Restricted Subsidiary of the Company incurred as a part of a Securitization Transaction shall not constitute Indebtedness.

“Intangible Assets” means, at any date, the value (net of any applicable reserves), as shown on or reflected in the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of the fiscal quarter of the Company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, of: (i) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents, deferred interest waiver, compensation and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB– (or the equivalent) by S&P or an equivalent rating by any Successor Rating Agency.

“Investment Grade Status”, in respect of any series of debt security, means that the debt securities of such series shall have an Investment Grade Rating from both Rating Agencies, provided that no Default or Event of Default has occurred and is continuing.

“Issue Date” with respect to a series of the debt securities means the date of initial issuance of that series of debt securities.

“Lien” means, with respect to any asset or property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset or property, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or lease in the nature thereof); provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Original Issue Discount Security” means any debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the Indenture.

“Parent” means, with respect to any Person, any other Person of which such Person is a direct or indirect Subsidiary.

“Parent Support Agreement” means the Support Agreement, dated November 4, 2011, between CNH Capital LLC and CNH Global N.V., relating to certain financial support provided by CNH Global N.V. to CNH Capital LLC, as supplemented by that certain Supplemental Support Agreement, dated September 27, 2013, by and among CNH Industrial Capital LLC, CNH Global N.V. and the CNH Industrial N.V.

“Permitted Holders” means each of:

(a)	CNHI (including, for the avoidance of doubt, its successors in interest, whether by merger, consolidation, sale of assets or otherwise);

(b)

any Person that is a Subsidiary of CNHI (including, for the avoidance of doubt, its successors in interest, whether by merger, consolidation, sale of assets or otherwise) for so long as such Person continues to be a Subsidiary of CNHI; and

(c)

any Parent of CNHI (including, for the avoidance of doubt, its successors in interest, whether by merger, consolidation, sale of assets or otherwise) (provided that in the case of this clause (c), at all times, the Company shall also be a direct or indirect Subsidiary of CNHI (including, for the avoidance of doubt, its successors in interest, whether by merger, consolidation, sale of assets or otherwise)).

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust, joint venture or government or any agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Rating Agencies” mean Moody’s and S&P; provided that if S&P, Moody’s or any Successor Rating Agency (as defined below) shall cease to be in the business of providing rating services for debt securities generally, the Company shall be entitled to replace any such Rating Agency or Successor Rating Agency, as the case may be, which has ceased to be in the business of providing rating services for debt securities generally with a security rating agency which is in the business of providing rating services for debt securities generally and which is nationally recognized in the United States (such rating agency, a “Successor Rating Agency”).

“Rating Decline”, in respect of any series of debt securities, shall be deemed to occur if, within 60 days after public notice of the occurrence of a Change of Control (which period shall be extended to up to 180 days after public notice of the occurrence of a Change of Control so long as the rating of such series of debt securities is under publicly announced consideration for possible downgrade as a result of the occurrence of such Change of Control by either of the Rating Agencies), the rating of such series of debt securities by either Rating Agency shall be decreased.

“Receivables” means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by the Company or any Subsidiary of the Company of property or services, and monies due thereunder, security interests in the property and services financed thereby and any and all other related rights.

“Restricted Subsidiary”, in respect of a series of the debt securities, means any Subsidiary of the Company that is not an Unrestricted Subsidiary in respect of such series of debt securities. Unless otherwise specified in the applicable prospectus supplement, as of the Issue Date in respect of such series of debt securities, each of the following Subsidiaries of the Company will be a Restricted Subsidiary: CNH Industrial Capital America, CNH Industrial Capital Canada and New Holland Credit.

“S&P” means S&P Global Ratings, a subsidiary of S&P Global Inc., or any successor thereto.

“Secured Indebtedness” means Indebtedness which is secured by any Lien on, any asset or property (whether owned on the relevant Issue Date in respect of the debt securities of a series or thereafter acquired or created) of the Company or of a Restricted Subsidiary.

“Securitization Subsidiary”, in respect of any series of debt security, means a Subsidiary of the Company (a) which is formed for the purpose of effecting one or more Securitization Transactions and engaging in other activities reasonably related thereto and (b) as to which no portion of the indebtedness or any other obligations of which (i) is guaranteed by the Company or any Restricted Subsidiary in respect of such series of debt securities, or (ii) subjects any property or assets of the Company or any Restricted Subsidiary in respect of such series of debt securities, directly or indirectly, contingently or otherwise, to any Lien, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Securitization Transaction and affiliate notes and other forms of capital or credit support relating to the transfer or sale of Receivables or asset-backed securities to such Securitization Subsidiary and customarily necessary or desirable in connection with such transactions.

“Securitization Transaction” means any transaction or series of transactions that have been or may be entered into by the Company or any of its Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Securitization Subsidiary or (ii) any other Person, or may grant a security interest in, any Receivables or asset-backed securities or interest therein (whether such Receivables or securities are then existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including, without limitation, all security interests in the property or services financed thereby, the proceeds of such Receivables or asset-backed securities and any other assets which are sold or in respect of which security interests are granted in connection with securitization transactions involving such assets.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Securities Act, as such Regulation is in effect on the Issue Date.

“Subsidiary,” with respect to any Person, means:

(1)

any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors or managers under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or

(2)	any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Unrestricted Subsidiary” means, in respect of any series of debt securities:

(1)	any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Governing Body of the Company in the manner provided below;

(2)	any Subsidiary of an Unrestricted Subsidiary in respect of such series of debt security; and

(2)	any successor by merger or consolidation of an Unrestricted Subsidiary in respect of such series of debt security unless such merger or consolidation is with a Restricted Subsidiary;

provided that, unless otherwise specified in the applicable prospectus supplement, each Subsidiary of the Company in existence on the Issue Date in respect of such series of debt security, other than CNH Industrial Capital America, CNH Industrial Capital Canada and New Holland Credit, shall be considered an Unrestricted Subsidiary in respect of such series of debt security.

The Governing Body of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary in respect of any series of debt security unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated has total assets of $1,000 or less.

The Governing Body of the Company may designate any Unrestricted Subsidiary in respect of any series of debt security to be a Restricted Subsidiary in respect of any series of debt security; provided, however, that immediately after giving effect to such designation, no Default shall have occurred and be continuing. Any such designation by the Governing Body shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Governing Body giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.

“Yield to Maturity” means the yield to maturity, calculated at the time of issuance of the debt securities calculated in accordance with generally accepted financial practice.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global — i.e., book-entry — form. First, we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities. When we use the term “securities” in this section, we mean the debt securities we may offer with this prospectus.

Who is the Legal Owner of a Registered Security?

Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing such securities. We refer to those who have securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

The form of the debt security will be specified in the applicable prospectus supplement. A security issued in book-entry form will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under the Indenture, only the person in whose name a security is registered on the records of the registrar is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary described below under “—What is a Global Security?” as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to that depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

We may terminate an existing global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under the Indenture and the obligations, if any, of any third parties employed by us or the trustee, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — for example, to amend the Indenture for a series of securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture — we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?

The form of the debt security will be specified in the applicable prospectus supplement. A security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more. Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	Euroclear System, which is known as “Euroclear”;

•	Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

An investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Who is the Legal Owner of a Registered Security?”;

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. Neither we nor the trustee supervise the depositary in any way;

•

The depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your bank, broker or other financial institution may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who is the Legal Owner of a Registered Security?”

Unless otherwise set forth in the applicable prospectus supplement or pricing supplement, the special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security;

•	if we determine and notify the trustee that we wish to terminate that global security; or

•

if an event of default has occurred with regard to these securities and has not been cured or waived and the depositary notifies the Trustee and the registrar of its decision to exchange the global certificates for certificates in non-global form.

If a global security is terminated, only the depositary, and not we or the trustee for any securities, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to DTC

DTC has informed us as follows:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC’s participants (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security is in turn to be recorded on the direct and indirect participants’ records, including Euroclear and Clearstream. Beneficial owners will not receive written confirmation from DTC of their purchases. Beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct or indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except in the limited circumstances described above under “—Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated.”

To facilitate subsequent transfers, all securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not effect any change in beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to its direct participants, by its direct participants to indirect participants, and by its direct and indirect participants to beneficial owners of the securities will be governed by arrangements among them respectively, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC will determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will itself consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s MMI procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds and distribution payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants and not of DTC, the relevant agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent, disbursements of such payments to direct participants are the responsibility of DTC, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

DTC may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depository is not obtained, security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations Relating to Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other financial institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The material U.S. federal income tax consequences relating to the purchase and ownership of any series of debt securities offered by this prospectus will be set forth in the applicable prospectus supplement.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities offered hereunder. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code, as amended (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans that are subject to Title I of ERISA and plans described in Section 4975(e)(1) of the Code (including, without limitation, individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (also “Plans”)), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition of the securities that we may offer by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired pursuant to an applicable exemption. CNH Industrial Capital LLC, directly or through its affiliates, may be considered a “party in interest” or a “disqualified person” to a large number of Plans. A purchase of offered securities by any such Plan may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the offered securities are acquired pursuant to and in accordance with an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of a security offered hereunder. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of the securities offered hereby, provided that neither CNH Industrial Capital LLC nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied. The assets of a Plan may include the assets held in the general account of an insurance company that are deemed to be “plan assets” under ERISA.

Any purchaser or holder of any security offered hereunder or any interest therein will be deemed to have represented by its purchase and holding of the security that either (1) it is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the security on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the security will not constitute or result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities offered hereunder on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the securities offered hereunder have exclusive responsibility for ensuring that their purchase and holding of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any security offered hereunder to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION

We may offer and sell these securities directly or through one or more underwriters, dealers and agents, directly to purchasers, in competitively bid transactions or through a combination of any of these methods of sale, on an immediate, continuous or delayed basis.

We will identify any underwriters, dealers or agents and describe their compensation in connection with the sale of offered securities in the applicable prospectus supplement, pricing supplement or term sheet.

We, directly or through agents, may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from the underwriters or purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be deemed to be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

The expenses of any offering of debt securities will be described in the relevant prospectus supplement.

We may indemnify the underwriters and agents against, and may contribute toward, certain liabilities, including liabilities under the Securities Act.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

VALIDITY OF THE DEBT SECURITIES AND GUARANTEES

Unless otherwise specified in any prospectus supplement, the validity of the debt securities and any related guarantees offered by this prospectus and the accompanying prospectus supplement will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of CNH Industrial Capital LLC and subsidiaries appearing in CNH Industrial Capital LLC’s Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

CNH Industrial N.V.

Under Dutch law, indemnification provisions may be included in a company’s articles of association. Under CNH Industrial N.V.’s Articles of Association, CNH Industrial N.V. has committed to indemnify its directors, officers, former directors, former officers and any person who may have served at CNH Industrial N.V.’s request as a director or officer of another company in which CNH Industrial N.V. owns shares or of which CNH Industrial N.V. is a creditor, against any and all expenses actually and necessarily incurred by any of them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been a director or officer of CNH Industrial N.V., or of such other company, except in relation to matters as to which any such person is judged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled otherwise.

CNH Industrial Capital LLC, CNH Industrial Capital America LLC and New Holland Credit Company, LLC

Section 108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

CNH Industrial Capital LLC, CNH Industrial Capital America LLC and New Holland Credit Company, LLC are limited liability companies organized under the laws of the State of Delaware.

The Amended and Restated Limited Liability Company Agreement of CNH Industrial Capital LLC (the “CNH Industrial Capital LLC Agreement”) provides that CNH Industrial Capital LLC shall indemnify its member, officers, directors, employees, agents and its member’s employees, representatives, agents and affiliates to the fullest extent permitted by law for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of CNH Industrial Capital LLC in a manner reasonably believed to be within the scope of the authority conferred upon such person by the CNH Industrial Capital LLC Agreement. Such person shall not be entitled to indemnification in respect to any loss, damage or claim incurred by such person by reason of such person’s gross negligence or willful misconduct. The CNH Industrial Capital LLC Agreement also provides that to the fullest extent permitted by law, expenses incurred by such person defending any claim, demand, action, suit or proceeding shall be paid by CNH Industrial Capital LLC in advance of the final disposition of such action upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by CNH Industrial Capital LLC. Any indemnity may only be provided out of and to the extent of the assets of CNH Industrial Capital LLC.

The Limited Liability Company Agreement of CNH Industrial Capital America LLC (“CNH Industrial Capital America LLC Agreement”) provides that CNH Industrial Capital America LLC shall indemnify its member, officers, directors, employees, agents and its member’s employees, representatives, agents and affiliates to the fullest extent permitted by law for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of CNH Industrial Capital America LLC in a manner reasonably believed to be within the scope of the authority conferred upon such person by the CNH Industrial Capital America LLC Agreement. Such person shall not be entitled to indemnification in respect to any loss, damage or claim incurred by such person by reason of such person’s gross negligence or willful misconduct. The CNH Industrial Capital America LLC Agreement also provides that to the fullest extent permitted by law, expenses incurred by such person defending any claim, demand, action, suit or proceeding shall be paid by CNH Industrial Capital America LLC in advance of the final disposition of such action upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by CNH Industrial Capital America LLC. Any indemnity may only be provided out of and to the extent of the assets of CNH Industrial Capital America LLC.

The Operating Agreement of New Holland Credit Company, LLC, as amended (the “New Holland Credit Company LLC Operating Agreement”) provides that New Holland Credit Company, LLC shall indemnify any member for any act performed by the member with respect to the company matters of New Holland Credit Company, LLC, except for any action or inaction which constitutes fraud, gross negligence, or any intentional breach of the New Holland Credit Company LLC Operating Agreement. Any indemnity may only be provided out of and to the extent of the assets of New Holland Credit Company, LLC.

Insurance

CNH Industrial N.V. has obtained directors’ and officers’ liability insurance which, subject to policy terms and limitations, includes coverage to reimburse CNH Industrial N.V. and its subsidiaries, including CNH Industrial Capital LLC and the subsidiary guarantors who are co-registrants on this registration statement, for amounts that CNH Industrial N.V. or such subsidiaries may be required or permitted by law to pay to their respective directors and officers.

Item 9.	Exhibits

See Exhibits Index, which is incorporated herein by reference.

Item 10.	Undertakings

Each undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the Registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrants or its securities provided by or on behalf of such undersigned Registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants’ annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) With respect to CNH Industrial N.V., to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

EXHIBITS INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement, relating to the CNH Industrial N.V. debt securities.*

1.2	Form of Underwriting Agreement, relating to the CNH Industrial Capital LLC debt securities.*

3.1	Articles of Association of CNH Industrial N.V., dated September 29, 2013. (Previously filed as Exhibit 1.1 to the annual report on Form 20-F of CNH Industrial N.V. for the year ended December 31, 2014 (File No. 001-36085) and incorporated herein by reference).

3.2	Regulations of the Board of Directors of CNH Industrial N.V. dated September 9, 2013. (Previously filed as Exhibit 1.2 to the annual report on Form 20-F of CNH Industrial N.V. for the year ended December 31, 2014 (File No. 001-36085) and incorporated herein by reference).

3.3	Certificate of Formation of CNH Industrial Capital LLC dated December 31, 2004, as amended by the Certificate of Amendment to the Certificate of Formation of CNH Industrial Capital LLC dated February 10, 2014. (Previously filed as Exhibit 3.1 to the annual report on Form 10-K of the CNH Industrial Capital LLC for the year ended December 31, 2013 (File No. 333-182411) and incorporated herein by reference).

3.4	Amended and Restated Limited Liability Company Agreement of CNH Industrial Capital LLC, amended on July 7, 2011. (Previously filed as Exhibit 3.2 to the registration statement on Form S-4 of CNH Industrial Capital LLC (File No. 333-182411) and incorporated herein by reference).

3.5	Certificate of Formation of CNH Industrial Capital America LLC. (Previously filed as Exhibit 3.3 to the registration statement on Form S-4 of CNH Industrial Capital LLC (File No. 333-182411) and incorporated herein by reference).

3.6	Limited Liability Company Agreement of CNH Industrial Capital America LLC. (Previously filed as Exhibit 3.4 to the registration statement on Form S-4 of CNH Industrial Capital LLC (File No. 333-182411) and incorporated herein by reference).

3.7	Amended Certificate of Formation of New Holland Credit Company, LLC. (Previously filed as Exhibit 3.5 to the registration statement on Form S-4 of CNH Industrial Capital LLC (File No. 333-182411) and incorporated herein by reference).

3.8	Operating Agreement of New Holland Credit Company, LLC, as amended. (Previously filed as Exhibit 3.6 to the registration statement on Form S-4 of CNH Industrial Capital LLC (File No. 333-182411) and incorporated herein by reference).

4.1	Indenture, dated as of June 30, 2014, by and among CNH Industrial Capital LLC, as issuer, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee, regarding 3.375% Notes due 2019. (Previously filed as Exhibit 4.1 to the current report on Form 8-K of CNH Industrial Capital LLC on June 30, 2014 (File No. 333-182411) and incorporated herein by reference).

4.2	Indenture, dated as of September 11, 2015, by and among CNH Industrial Capital LLC, as issuer, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee, regarding Debt Securities. (Previously filed as Exhibit 4.9 to the registration statement on Form F-3 of CNH Industrial N.V. on September 11, 2015 (File No. 333-206891) and incorporated herein by reference).

4.3	Indenture, dated as of August 18, 2016, by and among CNH Industrial N.V., as issuer, and U.S. Bank National Association, as trustee, regarding Debt Securities. (Previously filed as Exhibit 4.1 to the current report on Form 6-K of CNH Industrial N.V. on August 18, 2016 (File No. 001-36085) and incorporated herein by reference).

4.4	Form of Indenture, relating to the CNH Industrial N.V. debt securities.

4.5	Form of Indenture, relating to the CNH Industrial Capital LLC debt securities.

4.6	Form of Debt Security relating to CNH Industrial N.V. (included in exhibit 4.4).

4.7	Form of Debt Security relating to CNH Industrial Capital LLC (included in exhibit 4.5).

4.8	Form of Guarantee relating to CNH Industrial Capital LLC (included in exhibit 4.5).

5.1	Validity Opinion of Sullivan & Cromwell LLP, relating to the CNH Industrial N.V. debt securities.

5.2	Validity Opinion of Sullivan & Cromwell LLP, relating to the CNH Industrial Capital LLC debt securities and related guarantees.

5.3	Validity Opinion of Freshfields Bruckhaus Deringer LLP, relating to the CNH Industrial N.V. debt securities.

10.1	Support Agreement, dated as of November 4, 2011, by and between CNH Industrial Capital LLC and CNH Global N.V. (Previously filed as Exhibit 10.1 to the registration statement on Form S-4 of CNH Industrial Capital LLC (File No. 333-182411) and incorporated herein by reference).

10.2	Supplemental Support Agreement, dated as of September 27, 2013, by and among CNH Industrial Capital LLC, CNH Global N.V. and CNH Industrial N.V. (formerly known as FI CBM Holdings N.V.). (Previously filed as Exhibit 10.1 to the quarterly report on Form 10-Q of CNH Industrial Capital LLC for the quarter ended September 30, 2013 (File No. 333-182411) and incorporated herein by reference).

23.1	Consent of Ernst & Young LLP, relating to CNH Industrial N.V.

23.2	Consent of Ernst & Young LLP, relating to CNH Industrial Capital LLC.

23.3	Consent of Sullivan & Cromwell LLP, relating to its opinion in Exhibit 5.1 (included in Exhibit 5.1).

23.4	Consent of Sullivan & Cromwell LLP, relating to its opinion in Exhibit 5.2 (included in Exhibit 5.2).

23.5	Consent of Freshfields Bruckhaus Deringer LLP, relating to its opinion in Exhibit 5.3 (included in Exhibit 5.3).

24.1	Powers of Attorney (included on the signature pages to this Registration Statement).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, relating to the CNH Industrial N.V. debt securities.*

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, relating to the CNH Industrial Capital LLC debt securities.*

Pursuant to Item 601(b)(4)(iii) of Regulation S-K, copies of instruments defining the rights of holders of certain long-term debt have not been filed. The Registrants will furnish copies thereof to the SEC upon request.

*	To be filed by post-effective amendment or to be incorporated by reference to a report filed hereafter in connection with or prior to an offering of debt securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 15th day of March, 2019.

CNH INDUSTRIAL N.V.

By:	/s/ Hubertus Mühlhäuser
	Name:	Hubertus Mühlhäuser
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hubertus Mühlhäuser, Massimiliano Chiara and Andrea Paulis, and each of them, his or her true and lawful attorneys-in-fact and agents with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Suzanne Heywood	Chair	March 15, 2019
(Suzanne Heywood)

/s/ Hubertus Mühlhäuser	Chief Executive Officer and Director	March 15, 2019
(Hubertus Mühlhäuser)	(Principal Executive Officer)

/s/ Massimiliano Chiara	Chief Financial Officer	March 15, 2019
(Massimiliano Chiara)	(Principal Financial Officer)

/s/ Monica Ciceri	Chief Accounting Officer	March 15, 2019
(Monica Ciceri)	(Principal Accounting Officer)

/s/ Michael P. Going (Michael P. Going)	(Authorized Representative in the United States)	March 15, 2019

/s/ Mina Gerowin	Director	March 15, 2019
(Mina Gerowin)

/s/ Léo Houle	Director	March 15, 2019
(Léo Houle)

/s/ Peter Kalantzis	Director	March 15, 2019
(Peter Kalantzis)

/s/ John B. Lanaway	Director	March 15, 2019
(John B. Lanaway)

/s/ Silke C. Scheiber	Director	March 15, 2019
(Silke C. Scheiber)

/s/ Guido Tabellini	Director	March 15, 2019
(Guido Tabellini)

/s/ Jacqueline Tammenoms Bakker	Director	March 15, 2019
(Jacqueline Tammenoms Bakker)

/s/ Jacques Theurillat	Director	March 15, 2019
(Jacques Theurillat)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on the 15th day of March, 2019.

CNH INDUSTRIAL CAPITAL LLC

By:	/s/ Brett D. Davis
	Name:	Brett D. Davis
	Title:	Chairman and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas MacLeod, Eric N. Mathison and Andrea Paulis, and each of them, his or her true and lawful attorneys-in-fact and agents with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brett D. Davis	Chairman, President and Director	March 15, 2019
(Brett D. Davis)	(Principal Executive Officer)

/s/ Douglas MacLeod	Chief Financial Officer and Assistant Treasurer	March 15, 2019
(Douglas MacLeod)	(Principal Financial Officer and Principal Accounting Officer)

/s/ Leandro Lecheta	Director	March 15, 2019
(Leandro Lecheta)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on the 15th day of March, 2019.

CNH INDUSTRIAL CAPITAL AMERICA LLC

By:	/s/ Brett D. Davis
	Name:	Brett D. Davis
	Title:	Chairman and President

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas MacLeod, Eric N. Mathison and Andrea Paulis, and each of them, his or her true and lawful attorneys-in-fact and agents with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brett D. Davis	Chairman, President and Director	March 15, 2019
(Brett D. Davis)	(Principal Executive Officer)

/s/ Douglas MacLeod	Vice President and Assistant Treasurer	March 15, 2019
(Douglas MacLeod)	(Principal Financial Officer and Principal Accounting Officer)

/s/ Andrea Paulis	Treasurer and Director	March 15, 2019
(Andrea Paulis)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on the 15th day of March, 2019.

NEW HOLLAND CREDIT COMPANY, LLC

By:	/s/ Brett D. Davis
	Name:	Brett D. Davis
	Title:	Chairman and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas MacLeod and Eric N. Mathison, and each of them, his or her true and lawful attorneys-in-fact and agents with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brett D. Davis	Chairman, President and Manager	March 15, 2019
(Brett D. Davis)	(Principal Executive Officer)

/s/ Douglas MacLeod	Vice President, Assistant Treasurer and Manager	March 15, 2019
(Douglas MacLeod)	(Principal Financial Officer and Principal Accounting Officer)